Exhibit 10.6

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of May 25, 2022 (this “Amendment”) is by and among ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Company”), certain Subsidiaries of the Company party hereto as Borrowers (each a “Borrower”), the Guarantors party hereto, the Lenders (as defined below), and BANK OF AMERICA, N.A., as Administrative Agent.

W I TN E S S E T H:

WHEREAS, the Administrative Agent, certain financial institutions from time to time party thereto as lenders (the “Lenders”), the Company and the Borrowers are parties to that certain Credit Agreement, dated as of May 10, 2021, as amended by that certain First Amendment to Credit Agreement, dated as of December 29, 2021 (as otherwise amended, supplemented or modified from time to time, the “Existing Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Amended Credit Agreement).

WHEREAS, the Company and the Borrowers have requested certain amendments to the Credit Agreement, as more specifically set forth herein.

WHEREAS, the Administrative Agent and the Lenders have agreed to such requests, subject to the terms and conditions of this Amendment.
WHEREAS, by this Amendment, the Administrative Agent, the Lenders, the Company and the Borrowers desire and intend to evidence the amendments set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1 - DEFINITIONS; AMENDMENTS
1.1Amendments to Credit Agreement. Simultaneously with the Second Amendment Effective Date (as defined herein), the parties hereby agree that:

(a)     the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), each as set forth in the pages of a conformed copy of the Existing Credit Agreement, as amended hereby, attached as Annex A hereto (as so amended, the “Amended Credit Agreement” and the Amended Credit Agreement as otherwise amended, restated, supplemented or otherwise modified from time to time on or after the date hereof, the “Credit Agreement”);

(b)    new Exhibit J to the Credit Agreement, Notice of Prepayment, in the form of the Exhibit J attached hereto as Annex B hereto shall be added to the Credit Agreement; and

(c)    This Amendment is not a novation of the Existing Credit Agreement or of any credit facility or guaranty provided thereunder or in respect thereof. Notwithstanding that the cover page of the Amended Credit Agreement is dated “as of May 10, 2021” and Section 4.01 of the Amended Credit Agreement attached hereto contains those conditions which were applicable to the initial Closing Date of May 10, 2021, the changes to the Existing Credit Agreement effected by this Amendment shall be effective as of the satisfaction to the conditions to effectiveness set forth in Section 2.1 of this Amendment. The signature pages contained may be left off of the Amended Credit Agreement.

SECTION 2 - CONDITIONS PRECEDENT TO EFFECTIVENESS

2.1    This Amendment shall become effective upon the satisfaction or waiver by the Administrative Agent and Lenders of the following conditions precedent (the date of such satisfaction or waiver, the “Second Amendment Effective Date”):

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals), shall be properly executed by a Responsible Officer of each Loan Party and by the Administrative Agent and each Lender, each dated the Second Amendment Effective Date and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of this Amendment from the Administrative Agent, the Borrowers, the Guarantors, each Lender, in each case sufficient in number for distribution to the Administrative Agent, the Administrative Agent’s counsel and the Company.
SECTION 3 - MISCELLANEOUS
3.1    Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender.

3.2    Affirmation of Borrowers and Guarantors. Each Borrower and each Guarantor hereby (a) consents to the amendments and modifications to the Credit Agreement effected hereby, and (b) confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Borrower or such Guarantor, as applicable, is a party is, and the obligations of such Borrower or such Guarantor, as applicable, contained in the Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation or discharge of, any obligation of any Loan Party under the Credit Agreement or any other Loan Document, and each Loan Party agrees that the Security Instruments and any other documents or instruments executed, filed or recorded in connection therewith, shall remain outstanding and in full force and effect, and all of the Collateral described therein and Liens granted in favor of the Administrative Agent created thereunder do and shall continue to secure the Obligations and the “Obligations”, “Guarantied Obligations” or “Secured Obligations” (as those terms are defined in the Company Guaranty and the Subsidiary Guaranty) and any other obligations to the extent provided in the Security Instruments and that all such Liens continue to be perfected as security for the Obligations and the “Obligations”, “Guarantied Obligations” or “Secured Obligations” (as those terms are defined in the Company Guaranty and the Subsidiary Guaranty) and any other obligations secured thereby.

3.3    Representations and Warranties.
(a)    This Amendment has been duly authorized, executed and delivered by each of the Loan Parties party hereto and constitutes a legal, valid and binding obligation of each such party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.
(b)    The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.
2

(c)     No Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date.
3.4    Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3.5     Reference to and Effect on Credit Agreement and the Loan Documents.
(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and modified by this Amendment and as further amended, restated or modified from time to time in accordance with the terms thereof.
(b)    The Credit Agreement and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Amendment) and the other Loan Documents.
3.6    No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or novation of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents. This Amendment is limited to the matters expressly referred to herein and shall not constitute an amendment or waiver of, or an indication of the Lender's willingness to amend or waive, any other provisions of the Credit Agreement or the same provisions for any other date or purpose.

3.7    Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

3.8    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

3.9    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.10    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall he deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

(Signature Pages Follow)

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
COMPANY:
ASBURY AUTOMOTIVE GROUP, INC.
By:    /s/ Karen Reid
Typed Name:    Karen Reid
Typed Title:    Vice President, Corporate FP&A
and Treasurer

BORROWERS:
ASBURY DALLAS MB, LLC
ASBURY FORT WORTH MB, LLC
ASBURY ARLINGTON MB, LLC
ASBURY DALLAS VOL, LLC
ASBURY TX AUCTION, LLC
ASBURY AUTOMOTIVE TEXAS L.L.C.

By:    /s/ Karen Reid
Typed Name:    Karen Reid
Typed Title:    Treasurer

Asbury Automotive Group, Inc.
SECOND AMENDMENT TO CREDIT AGREEMENT
Signature Page

SUBSIDIARY GUARANTORS:
ASBURY DALLAS POR, LLC
By:    /s/ Karen Reid
Typed Name:    Karen Reid
Typed Title:    Treasurer

Asbury Automotive Group, Inc.
SECOND AMENDMENT TO CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ David T. Smith
Typed Name: David T. Smith
Typed Title: Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender
By:    /s/ David T. Smith
Typed Name: David T. Smith
Typed Title: Senior Vice President

Asbury Automotive Group, Inc.
SECOND AMENDMENT TO CREDIT AGREEMENT
Signature Page

ANNEX A TO AMENDMENT
Amended Credit Agreement

See attached.

ANNEX B TO AMENDMENT
Exhibit J
Notice of Loan Prepayment

See attached.

Annex A to Second Amendment:
Amended Credit Agreement

(2021 Real Estate Facility)

CREDIT AGREEMENT
Dated as of May 10, 2021
among
ASBURY AUTOMOTIVE GROUP, INC.,
as the Company,
and
CERTAIN OF ITS SUBSIDIARIES,
as Borrowers
BANK OF AMERICA, N.A.,
as Administrative Agent,

and
THE OTHER LENDERS PARTY HERETO

BOFA SECURITIES, INC., as Sole Lead Arranger and Sole Bookrunner

Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~33~~32
1.03    Accounting Terms ~~34~~.    33
1.04    Times of Day    ~~36~~35
1.05    Interest Rates    ~~36~~35
1.06    References to Defined Terms in the Syndicated Credit Agreement    ~~36~~35
1.07    Limited Condition Acquisition    37
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS    38
2.01    Term Loan    38
2.02    Borrowings, Conversions and Continuations of Term Loans.    38
2.03    Prepayments    39
2.04    Repayment of Term Loans.    39
2.05    Interest ~~40~~.    39
2.06    Automatic Debit Authorization    40
2.07    Fees    ~~41~~40
2.08    Computation of Interest and Fees ~~41~~.    40
2.09    Evidence of Debt    ~~41~~40
2.10    Payments Generally; Administrative Agent’s Clawback.    41
2.11    Sharing of Payments by Lenders    ~~43~~42
2.12    Defaulting Lenders.    43
2.13    Borrowers.    44
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    ~~46~~45
3.01    Taxes    ~~46~~45
3.02    Illegality    50
3.03    Inability to Determine Rates    ~~51~~50
3.04    Increased Costs ~~53~~.    52
3.05    Mitigation Obligations; Replacement of Lenders ~~54~~.    53
3.06    Survival    54

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    (continued)
Page
ARTICLE IV. CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS    ~~55~~54
4.01    Conditions to Effectiveness of Agreement    ~~55~~54
4.02    Conditions of Initial Credit Extension    ~~56~~55
4.03    Conditions to all Credit Extensions and Collateral Substitutions ~~58~~.    57
ARTICLE V. REPRESENTATIONS AND WARRANTIES    ~~61~~60
5.01    Existence, Qualification and Power    ~~61~~60
5.02    Authorization; No Contravention    ~~61~~60
5.03    Governmental Authorization; Other Consents    61
5.04    Binding Effect    ~~62~~61
5.05    Financial Statements; No Material Adverse Effect ~~62~~.    61
5.06    Litigation    ~~62~~61
5.07    No Default    ~~62~~61
5.08    Ownership of Property; Liens    ~~62~~61
5.09    Environmental Compliance    ~~63~~62
5.10    Insurance    ~~63~~62
5.11    Taxes    ~~63~~62
5.12    ERISA Compliance ~~63~~.    62
5.13    Subsidiaries; Addresses; Equity Interests    ~~64~~63
5.14    Margin Regulations; Investment Company Act ~~64~~.    63
5.15    Disclosure    64
5.16    Compliance with Laws    ~~65~~64
5.17    Intellectual Property; Licenses, Etc    ~~65~~64
5.18    Books and Records    ~~65~~64
5.19    Franchise Agreements and Framework Agreements    ~~65~~64
5.20    Engaged in Business of Vehicle Sales and Related Businesses    ~~65~~64
5.21    Collateral    ~~66~~65
5.22    Solvency    ~~66~~65
5.23    Labor Matters    ~~66~~65
5.24    Taxpayer Identification Number    ~~66~~65
5.25    OFAC    ~~66~~65
5.26    Anti-Corruption Laws    ~~66~~65
5.27    Affected Financial Institutions    ~~66~~65
5.28    Leases    ~~66~~65
5.29    Covered Entities    66
5.30    Borrower ERISA Status    66
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    (continued)
Page
ARTICLE VI. AFFIRMATIVE COVENANTS    ~~67~~66
6.01    Financial Statements    ~~67~~66
6.02    Certificates; Other Information    ~~69~~68
6.03    Notices    ~~71~~70
6.04    Payment of Obligations    ~~72~~71
6.05    Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation    ~~72~~71
6.06    Maintenance of Properties    ~~72~~71
6.07    Maintenance of Insurance    72
6.08    Compliance with Laws and Material Contractual Obligations    ~~75~~74
6.09    Books and Records    ~~75~~74
6.10    Inspection Rights    ~~75~~74
6.11    Use of Proceeds    ~~76~~75
6.12    [Intentionally Omitted] ~~76~~.    75
6.13    [Intentionally Omitted]    ~~76~~75
6.14    Additional Subsidiaries    ~~76~~75
6.15    Further Assurances    ~~77~~76
6.16    Leases    ~~77~~76
6.17    [Intentionally Omitted]    ~~77~~76
6.18    Anti-Corruption Laws    ~~77~~76
6.19    Patriot Act and Beneficial Ownership Regulation    ~~77~~76
6.20    Use of Financed Properties as Vehicle Dealerships    77
6.21    Post-Closing Covenants    ~~78~~77
ARTICLE VII. NEGATIVE COVENANTS    ~~78~~77
7.01    Indebtedness    ~~78~~77
7.02    Liens    ~~80~~79
7.03    Consolidations and Mergers    ~~82~~81
7.04    Disposition of Assets    ~~82~~81
7.05    Investments    83
7.06    Transactions with Affiliates    ~~85~~84
7.07    Other Agreements    ~~85~~84
7.08    Fiscal Year; Accounting    ~~85~~84
7.09    Pension Plans    ~~85~~84
7.10    Restricted Payments and Distributions.    85
7.11    Financial Covenants ~~87~~.    86
7.12    Change in Nature of Business    ~~87~~86
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    (continued)
Page
7.13    Use of Proceeds    ~~87~~86
7.14    Burdensome Agreements    ~~87~~86
7.15    [~~Intentionally Omitted~~Reserved]    87
7.16    Prepayments, etc ~~88~~. of Subordinated Indebtedness    87
7.17    [Intentionally Omitted] ~~88~~.    87
7.18    Perfection of Deposit Accounts    ~~88~~87
7.19    Acquisitions ~~88~~.    87
7.20    Amendments of Organizational Documents    ~~89~~88
7.21    Sanctions    ~~89~~88
7.22    Anti-Corruption Laws    ~~89~~88
7.23    Leases    ~~89~~88
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES    ~~89~~88
8.01    Events of Default    ~~89~~88
8.02    Remedies Upon Event of Default ~~91~~.    90
8.03    Application of Funds    ~~92~~91
ARTICLE IX. ADMINISTRATIVE AGENT    ~~93~~92
9.01    Appointment and Authority    ~~93~~92
9.02    Rights as a Lender    ~~93~~92
9.03    Exculpatory Provisions    93
9.04    Reliance by Administrative Agent    94
9.05    Delegation of Duties    94
9.06    Resignation of Administrative Agent    ~~95~~94
9.07    Non-Reliance on Administrative Agent, Arranger and Other Lenders    ~~96~~95
9.08    No Other Duties, Etc    96
9.09    Administrative Agent May File Proofs of Claim; Credit Bidding    96
9.10    Collateral and Guaranty Matters    ~~98~~97
9.11    Secured Hedge Agreements    98
9.12    Certain ERISA Matters    98
9.13    Recovery of Erroneous Payments    99
ARTICLE X. MISCELLANEOUS    ~~100~~99
10.01    Amendments, Etc    ~~100~~99
10.02    Notices; Effectiveness; Electronic Communication.    101
10.03    No Waiver; Cumulative Remedies; Enforcement    103
10.04    Expenses; Indemnity; Damage Waiver ~~104~~.    103
10.05    Payments Set Aside    ~~106~~105
10.06    Successors and Assigns ~~106~~.    105
-iv-

    (continued)
Page
10.07    Treatment of Certain Information; Confidentiality    ~~110~~109
10.08    Right of Setoff    ~~111~~110
10.09    Interest Rate Limitation    ~~111~~110
10.10    Counterparts; Integration; Effectiveness    111
10.11    Survival of Representations and Warranties    111
10.12    Severability    ~~112~~111
10.13    Replacement of Lenders    ~~112~~111
10.14    Governing Law; Jurisdiction; Etc ~~113~~.    112
10.15    Waiver of Jury Trial    ~~114~~113
10.16    No Advisory or Fiduciary Responsibility    ~~114~~113
10.17    Electronic Execution; Electronic Records; Counterparts    114
10.18    USA Patriot Act    115
10.19    Designated Senior Debt    115
10.20    Keepwell    115
10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    115
10.22    Acknowledgement Regarding Any Supported QFCs    116

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SCHEDULES
Schedule 1.01(C)    Financed Properties
Schedule 1.01(L)     Project Star Leases
Schedule 1.01(P-1)    Permitted Real Estate Debt
Schedule 2.01    Commitments and Applicable Percentages
Schedule 4.01(a)(iv)     Good Standing Jurisdictions and Foreign Qualifications
Schedule 5.06    Litigation
Schedule 5.08    Ownership of Property
Schedule 5.13    Subsidiaries; Addresses
Schedule 5.28    Leases
Schedule 6.21    Certificates of Occupancy
Schedule 7.01(b)    Existing Indebtedness
Schedule 7.02    Permitted Liens
Schedule 10.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS    Form of
Exhibit A    Loan Notice
Exhibit B    Note
Exhibit C    Assignment and Assumption
Exhibit D    Company Guaranty
Exhibit E    Subsidiary Guaranty
Exhibit F    Compliance Certificate
Exhibit G    Joinder Agreement
Exhibit H     Subordination and Attornment Agreement
Exhibit I    U.S. Tax Compliance Certificates
Exhibit J    Notice of Loan Prepayment

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CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of May 10, 2021, among ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto as Borrowers (each a “Borrower” and collectively the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.
The Company and the Borrowers have (a) advised the Administrative Agent and the Lenders of their desire to exercise the purchase options under the leases listed on Schedule 1.01(L) (the “Project Star Leases”) and thereby acquire a fee simple interest in the Financed Properties (such acquisition, the “Project Star Acquisition”) from Kings Road Realty Ltd., PPJ Land LLC, PPA Realty, Ltd., PP Real Estate, Ltd., PPM Realty Ltd., PPMBA Realty LP, and 350 Phelps Realty LP (collectively, the “Project Star Sellers”) and (b) requested that the Lenders make loans and other financial accommodations to the Borrowers in an aggregate amount of up to $184,365,000 which will be used to consummate the Project Star Acquisition.
The Lenders have agreed to make such loans to the Loan Parties on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms
. As used in this Agreement, the following terms shall have the meanings set forth below:
“Account Debtor” means each Person obligated in any way on or in connection with an Account, chattel paper or a general intangible (including a payment intangible).
“Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by or a vehicle franchise or vehicle brand licensed or owned by such Person, or (iii) assets constituting a vehicle dealership.
“Added Property” has the meaning specified in the definition of “Collateral Substitution”.
“Adjusted FIRREA Appraisal Value” means, with respect to a Financed Property, the value set forth for such Financed Property in the most recent FIRREA Appraisal, as accepted by the Administrative Agent following its internal review and, if applicable, adjustment thereof by the Administrative Agent, based on criteria and factors then generally used and considered by the Administrative Agent in determining the value of similar real estate properties and any applicable rules or regulations adopted by any Governmental Authority. The Adjusted FIRREA Appraisal Value of each Closing Date Financed Property is set forth on Schedule 1.01(C).
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Term Loan Commitments” means, collectively, the Lenders’ obligations to make the Term Loan to the Borrowers pursuant to Section 2.01 in an aggregate principal amount equal to $184,365,000.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Applicable Four-Quarter Period” means with respect to any date of determination, the four-quarter period most recently ended on or prior to such date for which internal financial statements are available.
“Applicable Percentage” means:
(a) on or prior to the Closing Date, the percentage (carried out to the ninth decimal place) of the Aggregate Term Loan Commitments represented by such Lender’s Term Loan Commitment at such time, subject to adjustment as provided in Section 2.12, and (b) thereafter, the percentage (carried out to the ninth decimal place) of the aggregate Term Loans at such time represented by the principal amount of such Lender’s Term Loans at such time.
If the commitment of each Lender has been terminated pursuant to Section 8.02 or if the Aggregate Term Loan Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Property Disposition Prepayment Amount” means, on any date with respect to any Financed Property that is sold in whole or in part pursuant to a Permitted Financed Property Disposition, the excess (if any) of (a) the outstanding principal amount of all Loans on such date over (b) an amount equal to 75% of the aggregate Adjusted FIRREA Appraisal Values of all other Financed Properties remaining in the Property Pool.
“Applicable Rate” means 0.65% for Base Rate Loans and 1.65% for ~~Eurodollar Rate~~Daily Simple SOFR Loans.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form

(including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease; provided that (a) for purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Automatic Debit Date” means the first Business Day of each calendar month following the Closing Date, provided that if such day is not a Business Day, the respective Automatic Debit Date shall be the next succeeding Business Day.
~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) ~~the Eurodollar Rate~~Daily Simple SOFR plus 1.00%, and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

~~“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~
~~“Benchmark Replacement” means:~~
~~(a)    For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:~~
~~(i)    the sum of: (A) Term SOFR and (B) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or~~
~~(ii)    the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);~~
~~provided that, if initially LIBOR is replaced with the rate contained in clause (ii) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (i) above; and~~
~~(b)    For purposes of Section 3.03(c)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. Dollar-denominated syndicated credit facilities at such time;~~
~~provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 0.0%, the Benchmark Replacement will be deemed to be 0.0% for the purposes of this Agreement and the other Loan Documents.~~
~~Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~
~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such~~

~~administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.~~
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocked Account Agreement” means a control agreement reasonably satisfactory to the Revolving Administrative Agent executed by an institution maintaining a deposit account or securities account for a Loan Party (as defined in the Syndicated Credit Agreement), to perfect the Revolving Administrative Agent’s Lien on such account.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowers’ Liabilities” has the meaning specified in Section 2.13(c).
“Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located ~~and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day~~.
“Captive Insurance Company” means any captive insurance company that is either (A) formed by the Company or any of its Subsidiaries or (B) acquired by the Company or any of its Subsidiaries or Affiliates in connection with any Permitted Acquisition, in each case so long as the primary purpose of such entity is providing self-insurance benefits to a Borrower or its Subsidiaries and Affiliates.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of the voting stock in the Company, the result of which is that a Person other than a Permitted Holder becomes the beneficial owner, directly or indirectly of more than 35% of the voting stock of the Company, measured by voting power rather than number of shares, (b) a Change of Control as defined in the Indentures or (c) a change of control under any indenture or any similar instrument evidencing any refinancing, refunding, renewal or extension of any Subordinated Indebtedness. As used herein, “Permitted Holder” means those direct and indirect beneficial owners of the voting stock of the Company as of the Effective Date. As used herein, voting stock of any Person as of any date means the capital stock of such Person that at such date is entitled to vote in the election of the Board of Directors of such Person.
“Closing Date” means the first date all the conditions precedent in Sections 4.02 and 4.03(a) and (b) (to the extent required to be satisfied on or prior to the Closing Date) are satisfied or waived in accordance with Section 10.01.
“Closing Date Financed Properties” means those certain Financed Properties described on Schedule 1.01(C) as of the Closing Date.
“Closing Date Real Estate Support Documents” means, for each Closing Date Financed Property, (a) an ALTA lender’s title insurance policy, or a commitment to issue such title insurance policy, in an amount reasonably acceptable to the Administrative Agent (provided that the amount of such policy is not less than 100% of the portion of the original Term Loan made with respect to such Closing Date Financed Property), insuring the Administrative Agent’s interest in the Closing Date Financed Property, subject only to exceptions for Mortgage Permitted Liens and together with such customary endorsements as the Administrative Agent may reasonably require, from a nationally recognized title insurance company reasonably acceptable to the Administrative Agent, an ALTA land survey of such Financed Property, for which all necessary fees (if applicable) have been paid, reasonably acceptable to the Administrative Agent, and (b) subordination and attornment agreements in substantially the form attached hereto as Exhibit H for the Closing Date Financed Properties located at 6113 and 6107 Lemmon, Dallas, Texas.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means, collectively, the interests in real property, fixtures, related real property interests, related contracts and proceeds of the foregoing in which a Lien is granted or purported to be granted pursuant to the Mortgages.
“Collateral Removal” means the removal of all or a portion of a Financed Property from the Property Pool (and the release of any Liens of the Administrative Agent (on behalf of the Lenders) on such Financed Property and any Collateral related to such Financed Property, as applicable); provided that, (i) there shall exist no Default or Event of Default at the time of any such Collateral Removal, (ii) the Administrative Agent shall have received FIRREA Appraisals of all Financed Properties which will remain in the Property Pool after the removal of the applicable Financed Property, each dated no more than twelve (12) months before such Collateral Removal which evidence that, after giving effect to the removal of the applicable Financed Property, the outstanding principal amount of all Loans shall not exceed 75% of the aggregate Adjusted FIRREA Appraisal Value for all Remaining Properties in the Property Pool, and (iii) the Company shall have paid the Administrative Agent a $7,500.00 collateral removal fee. For the avoidance of doubt, the Permitted Financed Property Disposition of all or a portion of a Financed Property in which the respective Borrower makes the repayment required by clause (iii) of the definition of “Permitted Financed Property Disposition” shall not constitute a “Collateral Removal”.
“Collateral Substitution” means the removal of all or a portion of a Financed Property (such Financed Property or portion thereof, a “Removed Property”) from the Property Pool (and the release of any Liens of the Administrative Agent (on behalf of the Lenders) on such Removed Property and any Collateral related to such Removed Property, as applicable) substantially simultaneously with, and in any event on the same day as, the addition of a different Financed Property (the “Added Property”) to the Property Pool; provided that, (i) there shall exist no Default or Event of Default at the time of any such Collateral Substitution, (ii) any such Collateral Substitution shall be subject to satisfaction of those requirements set forth in Section 4.03 and such Added Property (and any Collateral related to such property) shall be subject to a Mortgage and Real Estate Support Documents, (iii) in the event any Subsidiary which owns the real property proposed to be Added Property in connection with such Collateral Substitution is not an existing Borrower or Subsidiary Guarantor, as the case may be, such

Subsidiary shall have complied with the provisions of Section 6.14 prior to or substantially simultaneously with the addition of such proposed Added Property to the Property Pool, (iv) the Company shall have paid all fees related to any such Collateral Substitution, and (v) in the event of a Collateral Substitution for a portion of a Financed Property, such substitution shall be effected in connection with a Permitted Financed Property Disposition.
“Collateral Substitution Test” shall mean:
(i)     with respect to a Collateral Substitution of an entire Financed Property, that the Administrative Agent shall have received a FIRREA Appraisal of the Added Property dated no more than six (6) months before such Collateral Substitution which evidences an Adjusted FIRREA Appraisal Value of the Added Property equal to at least the Initial FIRREA Appraisal Value of the Removed Property; and
(ii)     with respect to a Collateral Substitution of a portion of a Financed Property (such Financed Property (including the respective Removed Property and the respective Remaining Property) being referred to as, the “Subject Financed Property”), that:
(x)    the Administrative Agent shall have received FIRREA Appraisals dated no more than six (6) months before such Collateral Substitution of (1) the portion of the Financed Property that will remain as Collateral after Collateral Substitution (the “Remaining Property”) and (2) any Added Property proposed to be added to the Property Pool in connection with such Collateral Substitution; and
(y)    (1) the Adjusted FIRREA Appraisal Value of the Remaining Property, plus the Adjusted FIRREA Appraisal Value of any such Added Property shall be equal to at least the Initial FIRREA Appraisal Value of the Initial Financed Properties or (2) in the event the proportionate amount of the Initial FIRREA Appraisal Value associated with such Removed Property is readily identifiable by the applicable initial FIRREA Appraisal for such Subject Financed Property (as determined by the Administrative Agent), the Adjusted FIRREA Appraisal Value of any such Added Property shall be equal to at least such readily identifiable proportionate amount of such Initial FIRREA Appraisal Value (and in which case of this clause (2), the FIRREA Appraisal referenced in clause (x)(1) above shall not be required to be delivered to Lender).
“Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to the Borrowers pursuant to Section 2.01.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Company” has the meaning specified in the introductory paragraph hereto.
“Company Account” means that certain account of the Company that is maintained with Bank of America with an account number ending in 3354, as such account may be replaced from time to time by written agreement of the Company and the Administrative Agent.
“Company Guaranty” means that certain Company Guaranty Agreement executed by the Company dated as of the Closing Date in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit D, as supplemented, amended, or modified from time to time.
“Competitor” has the meaning set forth in Section 10.06(b)(v).
“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Daily Simple SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, and “Daily Simple SOFR”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) on a consolidated basis, (a) Consolidated Funded Indebtedness minus (b) Permitted Floorplan Indebtedness.
“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary), Consolidated EBITDAR for such period minus Consolidated Rental Expense for such period.
“Consolidated EBITDAR” means, for any period, for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary), on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period (other than interest expense with respect to Permitted Floorplan Indebtedness), (ii) the provision for Federal, state, local and foreign income Taxes payable by the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries) on a consolidated basis for such period, (iii) depreciation and amortization expense, (iv) other non-cash expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) all losses on and other expenses related to repurchases of long-term Indebtedness, (vi) any expenses or charges related to any issuance of Equity Interests, Investment, Acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (including any refinancing thereof) and any amendment or modification to the terms of any such transactions (in each case, whether or not successful), (vii) any fees, expenses or other costs paid in connection with the Syndicated Credit Agreement, (viii) other non-recurring or unusual losses, and (ix) Consolidated Rental Expense; minus (b) to the extent included in calculating such Consolidated Net Income, (i) all non-cash items increasing Consolidated Net Income for such period, (ii) all gains on repurchases of long-term Indebtedness, (iii) other non-recurring or unusual gains; provided, that the sum of clauses (a)(vi), (a)(vii) and (a)(viii) shall not exceed fifteen percent (15%) of Consolidated EBITDAR for the applicable four-quarter period (calculated after giving effect to any such add-backs).
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated EBITDAR for the four fiscal quarter period most recently ending on or prior to such date for which internal financial statements are available, less (ii) deemed capital expenditures in an amount equal to $100,000 for each dealer location in existence on such date, to (b) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense for such period (but excluding interest expense with respect to Permitted Floorplan Indebtedness), plus (b) scheduled amortization during such period of the principal portion of all indebtedness for money borrowed (other than any balloon, bullet or similar principal payment which repays or refinances such indebtedness in full) of the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) on a consolidated basis, plus (c)

Consolidated Rental Expense for such period, less (d) Consolidated Pro Forma Rent Savings for such period, plus (e) Taxes paid in cash during such period by the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) (excluding, any such cash Taxes paid as a result of any gains on repurchases of long-term Indebtedness), less (f) cash refunds of Federal, state, local and foreign income Taxes received by the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) on a consolidated basis during such period.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) on a consolidated basis, the sum of (a) the outstanding principal amount of all Indebtedness, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (other than trade accounts payable incurred in the ordinary course of business), (c) all direct reimbursement obligations arising under funded or drawn letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary (but including Guarantees of Indebtedness of any Specified Insurance Subsidiary), and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary (other than a Specified Insurance Subsidiary) is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary (or is expressly made with limited recourse to the Company or such Subsidiary, in which case the amount of such Indebtedness (for the purpose of determining Consolidated Funded Indebtedness) is limited to the extent of such recourse).
“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) on a consolidated basis, the sum of (a) all cash interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) on a consolidated basis, the net income of the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries) (excluding extraordinary gains and extraordinary losses) for that period.
“Consolidated Pro Forma Rent Savings” means the pro forma rent savings associated with any leased properties purchased within the prior twelve-month period for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) on a consolidated basis as determined by the Company in good faith.
“Consolidated Rental Expense” means, for any period, for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) on a consolidated basis, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period.
“Consolidated Secured Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries (other than the Specified Insurance Subsidiaries and any Designated

Escrow Subsidiary) on a consolidated basis, the outstanding principal amount of all Consolidated Funded Indebtedness that is secured by a Lien.
“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of: (a) Consolidated Secured Funded Indebtedness as of the date of determination to (b) Consolidated EBITDA during the Applicable Four-Quarter Period.
“Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of: (a) the sum of (i) Consolidated Adjusted Funded Indebtedness as of the date of determination, minus (ii) the sum of (x) the aggregate amount as of the date of determination of cash on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date (to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party) which cash is held in deposit accounts subject to Blocked Account Agreements or in deposit accounts maintained with Bank of America, which ensure, in either case, that the Revolving Administrative Agent has a first priority, perfected Lien in such accounts and (y) the Floorplan Offset Amount (if any) as of such date; plus (iii) six (6) times Consolidated Rental Expense during the Applicable Four-Quarter Period (excluding Consolidated Rental Expense relating to any real property acquired during such period to the extent any lease on such property is terminated prior to or simultaneously with such acquisition, but including as Consolidated Rental Expense the “rental payments” for any real property disposed of and leased back to the Company or its Subsidiaries during such period as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of such applicable four fiscal quarter period) to (b) Consolidated EBITDAR for the Applicable Four-Quarter Period.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of: (a) Consolidated Adjusted Funded Indebtedness as of the date of determination minus the sum of (x) the aggregate amount as of the date of determination of cash on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date (to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party) which is held in deposit accounts subject to Blocked Account Agreements or in deposit accounts maintained with Bank of America, which ensure, in either case, that the Revolving Administrative Agent has a first priority, perfected Lien in such accounts and (y) the Floorplan Offset Amount (if any) as of such date to (b) Consolidated EBITDA for the Applicable Four-Quarter Period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Cost of Acquisition” means, with respect to any Acquisition, as at the date of the consummation of such Acquisition, the sum of the following (without duplication): (i) the value of the Equity Interests of any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property of the type described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition as reasonably determined by the Company in good faith, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness assumed by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration (other than Equity Interests of the Company) given by the Company or any Subsidiary in connection with such Acquisition as reasonably determined by the Company in good faith; provided that the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Company or any Subsidiary shall be valued in accordance with GAAP.
“Covered Entity” has the meaning specified in Section 10.22(b).
“Credit Extension” means a Borrowing.
“Daily Simple SOFR” means:
(a)     with respect to ~~any applicable~~a Daily Simple SOFR Loan, the rate per annum equal to the Daily Simple
SOFR Published Rate two Business Days prior to the date of determination ~~date means the secured overnight financing~~; provided that if the rate ~~(“SOFR”)~~is not published on such date ~~by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator)~~of determination then Daily Simple SOFR means the Daily Simple SOFR
Published Rate on the first Business Day immediately prior thereto, in each case, plus the SOFR
Adjustment; and

(b)     for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to Daily Simple SOFR Published Rate on such date;

(c)    provided that if Daily Simple SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Daily Simple SOFR shall be deemed zero for purposes of this Agreement.

“Daily Simple SOFR Loan” means a Term Loan that bears interest at a rate based on Daily Simple SOFR.
“Daily Simple SOFR Published Rate” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Daily Simple SOFR Replacement Date” has the meaning specified in Section 3.03(b).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a ~~Eurodollar Rate~~Daily Simple SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Term Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.12(b), any Lender that, (a) has failed to (i) fund all or any portion of its Term Loans within two Business Days of the date such Term Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Lender promptly following such determination.
“Designated Escrow Subsidiary” means a wholly-owned Subsidiary that is formed by the Company or any of its Subsidiaries for the sole purpose of incurring Indebtedness the proceeds of which will be subject to an escrow or other similar arrangement; provided that upon the termination of all such escrow or similar arrangements (but in any event no later than the consummation of the applicable Acquisition), such Subsidiary shall cease to constitute a “Designated Escrow Subsidiary” hereunder and shall merge with and into the Company or one of its Restricted Subsidiaries. Prior to its merger with and into such Person, the Designated Escrow Subsidiary shall not own, hold or otherwise have any interest in any material assets other than the proceeds of the applicable Indebtedness incurred by the Designated Escrow Subsidiary and any cash or cash equivalents invested in such Designated Escrow Subsidiary to cover interest and premium in respect of such Indebtedness.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property pursuant to a Division.
“Disposition Proceeds” means, with respect to any Disposition, as at the date of such Disposition, the sum of the following (without duplication): (i) the amount of any cash and fair market value of other property received as consideration in connection with such Disposition, (ii) all consideration amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Disposition, (iii) all amounts received in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Disposition, and (iv) the aggregate fair market value of all other consideration received by the Company or any Subsidiary in connection with such Disposition; provided that the Disposition Proceeds shall not include (a) the sale price of floored Vehicles disposed of in connection with such Disposition or (b) any amount used to pay off Liens (other than Liens created by the Loan Documents) on any property disposed of in connection with such Disposition.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
~~“Early Opt-in Election” means the occurrence of:~~
~~(a)    a determination by the Administrative Agent, or a notification by the Company to the Administrative Agent that the Borrowers have made a determination, that U.S. Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~
~~(b)    the joint election by the Administrative Agent and the Company to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means May 10, 2021.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Issue” means, with respect to a Financed Property, any potential or existing Environmental Liability relating to such Financed Property that is identified in any environmental reports obtained by any Borrower as requiring further remediation or investigation, including, without limitation, any potential Environmental Liability of which any Borrower or any Borrower’s environmental consultant becomes aware other than items that are de minimis in nature (as determined by the Administrative Agent in its sole discretion).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” has the meaning given such term in Section 9-102 of the UCC.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Rate” means:~~
~~(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;~~
~~(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and~~
~~(c)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~
~~A Term Loan bearing interest at the Eurodollar Rate may be (a) borrowed on any day (whether or not it is the first day of the applicable Interest Period) and (b) repaid or converted to a different Type of Term Loan on any day (whether or not it is the last day of an Interest Period) without giving rise to any additional payment for “break funding” losses.~~
~~“Eurodollar Rate Loan” means a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”~~
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, the joint and several liability of such Loan Party for, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof or joint and several liability therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.20 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, the joint and several liability of such Loan Party or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition. The parties hereto agree that if any Loan Party has granted a Lien on any Collateral of such Loan Party pursuant to any Collateral Document, the obligations secured by such Lien shall exclude any Excluded Swap Obligation with respect to such Loan Party, and such Collateral Document is hereby deemed amended to effect such exclusion.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum ~~calculated by~~equal to the weighted average of the rates on overnight Federal ~~Reserve Bank of New York based on such day’s federal~~ funds transactions ~~by depository institutions (as determined in such manner as~~with members of the Federal Reserve ~~Bank of New York shall set forth on its public website from time to time) and~~System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day ~~by~~, the Federal ~~Reserve Bank of New York~~Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the ~~federal funds effective rate; provided that~~Administrative Agent, and (c) if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financed Property” means a real property parcel (and improvements related thereto) which (a) is owned in fee by a Borrower and located at or near a dealership or otherwise used (or under development for use) for any activity described in Section 6.20, (b) is located in any state of the United States of America or the District of Columbia, and (c) is one of the properties identified on Schedule 1.01(C). The Administrative Agent may revise Schedule 1.01(C) from time to time to reflect any real property parcel that has been added to the Property Pool, or any real property parcel that has been removed from the Property Pool, from time to time.
“FIRREA Appraisal” means an appraisal of a Financed Property that is commissioned by the Administrative Agent and satisfies the requirement of the Federal Institutions Reform, Recovery and Enforcement Act or is otherwise acceptable to the Administrative Agent in its sole discretion.
“Flood Hazard Property” means any real property which is determined to be in an area designated by the Federal Emergency Management Agency (or any successor agency) as having special flood or mudslide hazards.
“Flood Requirements” means the following, with respect to any Flood Hazard Property, in each case in form and substance satisfactory to the Administrative Agent and each Lender (such Lender approval not to be unreasonably withheld, conditioned or delayed): (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such real property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program (or any successor program) and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and naming the Administrative Agent as lender’s loss payee; (b) copies of flood insurance policies or certificates of insurance of the applicable Loan Parties in compliance with applicable laws and regulations and naming the Administrative Agent as lender’s loss payee; and (c) property level information sufficient for the Administrative Agent and each Lender to determine the adequacy of flood insurance.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means (i) any Subsidiary not organized under the laws of the United States, any state thereof, or the District of Columbia, (ii) any Subsidiary of an entity described in the preceding clause (i), (iii) any Subsidiary that is a disregarded entity for U.S. federal income tax purposes that owns the capital stock or indebtedness of one or more Foreign Subsidiaries or (iv) a Subsidiary substantially all of the assets of which are capital stock or indebtedness of one or more Foreign Subsidiaries.
“Framework Agreement” means a framework agreement, in each case between the Company or any Subsidiary and a manufacturer or distributor of Vehicles.
“Franchise Agreement” means any dealer franchise agreement, dealer sales and service agreement or similar agreement.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness (the “primary obligations”) payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such primary obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such primary obligations of the payment or performance of such primary obligations, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such primary obligations, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such primary obligations of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any primary obligations of any primary obligor, whether or not such primary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such primary obligation to obtain any such Lien). The amount of any Guarantee (other than a Guarantee of the type described in clause (b) above) shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as reasonably determined by the guaranteeing Person in good faith. The amount of any Guarantee of the type described in clause (b) above shall be deemed to be an amount equal to the lesser of (x) the fair market value of the property subject to such Lien and (y) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. The term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.
“Guaranties” means, collectively, the Company Guaranty and the Subsidiary Guaranty.
“Guarantors” means, collectively, (a) the Company, (b) the Subsidiary Guarantors, and (c) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party under any Swap Contract and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guarantee with respect to all Swap Obligations, each Borrower.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract.
“Immaterial Subsidiary” means each direct or indirect Subsidiary of the Company that either (a) has total assets (including Equity Interests in other Persons) of less than 2.5% of the total assets of the Company and its Subsidiaries (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) or (b) contributes less than 2.5% to Consolidated EBITDA (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements). In the event that either (x) the total assets of all Immaterial Subsidiaries equals or exceed 5% of the total assets of the Company and its Subsidiaries (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) or (y) the total contribution of all Immaterial Subsidiaries to Consolidated EBITDA exceeds 5% of Consolidated EBITDA (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements), as the case may be, the Company will designate Subsidiaries which would otherwise constitute Immaterial Subsidiaries to be excluded from qualifying as Immaterial Subsidiaries until the total assets and total contribution to Consolidated EBITDA of all Subsidiaries constituting Immaterial Subsidiaries are, in each case, less than or equal to such 5% thresholds.
“Impacted Loans” has the meaning specified in Section 3.03(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than (i) 90 days after the original specified due date thereof, or (ii) if such trade account payable has no specified due date, 120 days after the date on which such trade account payable was created);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Indebtedness of the type described in clause (e) above to the extent the recourse for such Indebtedness is limited to recourse against the property subject to the Lien described in clause (e) shall be deemed to be an amount equal to the lesser of (x) the fair market value of the property subject to such Lien and (y) the outstanding amount if indebtedness secured by such Lien. The term “Indebtedness” shall not include (x) customer deposits and interest payable thereon in the ordinary course of business or (y) indebtedness to the extent that it has been defeased or satisfied and discharged in accordance with the terms of the documents governing such indebtedness; provided that (i) to the extent the deposit of assets with the applicable holders (or trustee on behalf of such holders) is required in connection with the defeasance or satisfaction and discharge of such indebtedness, such assets are limited to cash and cash equivalents and (ii) none of the assets associated with such defeasance, or any income earned on such assets, shall be included in the calculation of any financial covenant or ratio or incurrence test hereunder, any borrowing base hereunder or the Prepayment Test Amount.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Indentures” means, collectively, (i) that certain Indenture, dated as of February 19, 2020 (as amended, supplemented and otherwise modified prior to the date hereof, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder), governing the 4.75% Senior Notes due 2030 of the Company, (ii) that certain Indenture, dated as of February 19, 2020 (as amended, supplemented and otherwise modified prior to the date hereof, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder), governing the 4.50% Senior Notes due 2028 of the Company, (iii) that certain Indenture, dated as of November 19, 2021 (as amended, supplemented and otherwise modified prior to the date hereof, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder), governing the 4.625% Senior Notes due 2029 of the Company, and (iv) that certain Indenture, dated as of November 19, 2021 (as amended, supplemented and otherwise modified prior to the date hereof, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder), governing the 5.00% Senior Notes due 2032 of the Company.

“Information” has the meaning specified in Section 10.07.
“Initial Financed Property” means each Financed Property as it existed at the time it was financed by a Term Loan on the Closing Date.
“Initial FIRREA Appraisal Value” means, with respect to any Initial Financed Property, the Adjusted FIRREA Appraisal Value applicable to such Initial Financed Property on the Closing Date.
“Insurance and Condemnation Event” means the receipt by any Loan Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking, expropriation or similar event with respect to all or any portion of any Financed Property.
“Interest Payment Date” means the Automatic Debit Date.
~~“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.~~
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested less any principal repayments or return of capital actually received in cash from such Investment.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit G, executed and delivered by a Subsidiary or any other Person to the Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.14.
“Landlord Waiver” means, as to any leasehold interest of a Loan Party, a landlord estoppel and agreement executed by the landlord of such leasehold interest, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lease” means each operating lease or capital lease of all or any portion of a Financed Property, including but not limited to those leases set forth on Schedule 5.28 (it being understood that such Schedule may be updated by the Company after the Effective Date and on or prior to the Closing Date, subject to the Administrative Agent’s approval, such approval not to be unreasonably withheld or delayed).
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lender Party” and “Lender Recipient Party” means collectively, the Lenders.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such

Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
~~“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.~~
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, each Mortgage, each other Security Instrument, the Guaranties, and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.
“Loan Notice” a request by Borrowers for a Borrowing, or conversion of Term Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company, as agent for the Borrowers.
“Loan Parties” means, collectively, the Company, each Borrower, each Guarantor, and each Person (other than the Administrative Agent, any Lender or any landlord executing a Landlord Waiver) executing a Security Instrument.
~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~
“Manufacturer” means the manufacturer of, or a manufacturer-appointed wholesale distributor of, inventory.
“Material Acquisition” means any Acquisition by the Company or any Subsidiary that (a) has a Cost of Acquisition greater than $100,000,000, or (b) the Company has determined (in its sole discretion) to constitute a Material Acquisition.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of ability of the Loan Parties taken as a whole to perform their respective obligations under the respective Loan Documents to which any of them is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties taken as a whole of the Loan Documents.
“Material Disposition” means any Disposition by the Company or any Subsidiary that (a) has Disposition Proceeds greater than $75,000,000, (b) results in a decrease in the aggregate of the Revolving Borrowing Base or the Used Vehicle Floorplan Borrowing Base by more than ten percent (10%) or (c) the Company has determined (in its sole discretion) to constitute a Material Disposition.
“Material Lease” means each Lease other than any such Lease (a) with a tenant which is not a Loan Party, (b) which covers a de minimis portion of the square footage of the applicable Financed Property, and (c) which does not interfere with the Administrative Agent’s rights to access or to undertake foreclosure or other rights or remedies with respect to the applicable Financed Property.

“Maturity Date” means the tenth anniversary of the Closing Date (it being understood that upon the occurrence of the Closing Date, the Administrative Agent shall notify the Company and each Lender of the Maturity Date).
“Memorandum of Lease” means each memorandum of lease of all or any portion of a Financed Property.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Permitted Liens” means, with respect to any Financed Property, the “Permitted Liens” as defined in the Mortgage for such Financed Property.
“Mortgaged Property” means, with respect to any Financed Property, the “Mortgaged Property” as defined in the Mortgage related to such Financed Property.
“Mortgages” means, collectively, the mortgages, deeds of trust or security deeds now or hereafter securing the Obligations and encumbering any portion of the Collateral in favor of, or for the benefit of, the Administrative Agent, each in form and substance satisfactory to the Administrative Agent and the Company, in each case, as amended, supplemented or otherwise modified from time to time.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, any issuance of Equity Interests, Investment, Acquisition, or the incurrence or repayment of Indebtedness, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Lien permitted hereunder (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, any issuance of Equity Interests, Investment, Acquisition, or the incurrence or repayment of Indebtedness.

“New Vehicle” means a Vehicle which has (x) never been owned except by a manufacturer, distributor or dealer and (y) except in the case of a Vehicle which otherwise qualifies as a Demonstrator, Rental Vehicle or other mileaged Vehicle, has never been registered.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing the portion of the Term Loan made by such Lender, substantially in the form of Exhibit B or such other form as may be agreed to by the Administrative Agent and the Company.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Term Loan, which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Term Loan or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that Obligations of a Loan Party shall exclude any Excluded Swap Obligation with respect to such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).
~~“Other Rate Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election and (b) Section 3.03(c)(ii) and paragraph (b) of the definition of “Benchmark Replacement”.~~
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Patriot Act” has the meaning specified in Section 10.18.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor entity.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any Acquisition permitted by Section 7.19.
“Permitted Disposition” means any Disposition permitted by Section 7.04.
“Permitted Financed Property Disposition” means a sale of a Financed Property in whole or in part by a Borrower, provided that (i) such Financed Property is sold at a time when no Default or Event of Default exists, (ii) such sale shall be on fair and reasonable terms substantially as favorable to such Borrower as would be obtainable by such Borrower at the time in an arm’s-length commercial transaction, (iii) substantially simultaneously with such sale, such Borrower shall either (x) repay to the Lenders an amount equal to the lesser of (I) the Applicable Property Disposition Prepayment Amount and (II) the aggregate initial principal amount of all Loans that financed such Financed Property or (y) effectuate a Collateral Substitution or Collateral Removal pursuant to the terms and conditions of this Agreement, (iv) in the event of any such Collateral Substitution, the Collateral Substitution Test shall have been met and (v) in the event of any such Collateral Removal, the requirements set forth in the definition thereof shall have been met.
“Permitted Real Estate Debt” means that certain Indebtedness described on Schedule 1.01(P-1), and any other Indebtedness (other than Swap Contracts) of a Syndicated Loan Party (i) secured solely by real property, fixtures, related real property rights, related contracts and proceeds of the foregoing, owned by such Syndicated Loan Party, and (ii) for which no Person other than the obligor of such Indebtedness, the Company or any Subsidiary which is a Syndicated Loan Party has any liability with respect to such Indebtedness, in each case of clauses (i) and (ii), so long as (x) the aggregate amount of all Permitted Real Estate Debt outstanding at any time shall not exceed eighty-five percent (85%) of the value of the real property securing such Indebtedness, as evidenced by the respective appraisals of the real property ordered in connection with obtaining such Indebtedness, (y) the amount of any Permitted Real Estate Debt relating to a particular parcel of real property shall not exceed one hundred percent (100%) of the value of such parcel securing such Indebtedness, as evidenced by the respective appraisal of such parcel ordered in connection with obtaining such Indebtedness, and (z) upon the request of the Administrative Agent, the Company shall promptly deliver to the Administrative Agent a copy of any appraisal described in clause (x) or (y) above.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pre-Amendment Credit Agreement” means this Agreement as in effect immediately prior to the
Second Amendment Effective Date.
“Principal Amortization Payment Date” means the first Business Day of each January, April, July and October after the Closing Date and the Maturity Date.
“Pro Forma Compliance” means,
(i)    with respect to any event that requires Pro Forma Compliance under this Agreement (each, a “Pro Forma Determination Event”) other than as set forth in clause (ii) or (iii) below, that the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.11 (calculated as if such Pro Forma Determination Event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b)),

(ii)    with respect to any Restricted Payment to be made on any date (any such date, an “Applicable Restricted Payment Date”) as contemplated by Section 7.10, that the Company and its Subsidiaries will be in pro forma compliance with the financial covenants set forth in Section 7.11 as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b), such financial covenants being calculated on a pro forma basis as if such Restricted Payment (and any other Restricted Payment made on the Applicable Restricted Payment Date or at any time since the last day of such fiscal quarter) had been made on the last day of such fiscal quarter, and
(iii)    with respect to any prepayment of Subordinated Indebtedness to be made on any date (any such date, an “Applicable Prepayment Date”) as contemplated by Section 7.16, that the Company and its Subsidiaries will be in pro forma compliance with the financial covenants set forth in Section 7.11 as of the last day of the fiscal quarter which includes the Applicable Prepayment Date as well as the last day of each of the three fiscal quarters succeeding the fiscal quarter containing the Applicable Prepayment Date, in each case (x) calculated as if such prepayment had occurred on the first day of the fiscal quarter which includes the Applicable Prepayment Date and (y) based on projected financial statements delivered to the Administrative Agent which do not reflect material and adverse changes in growth or turnover assumptions of trading assets or accounts payable as compared to the most recent financial statements delivered pursuant to Sections 6.01(a) or (b). Pro forma calculations made pursuant to this definition that require calculations of Consolidated EBITDAR on a pro forma basis will be made in accordance with Section 1.03(d).
“Pro Forma Compliance Certificate” means, with respect to any event, a duly completed Compliance Certificate demonstrating the pro forma calculations of the items set forth in the Compliance Certificate on a pro forma basis in accordance with the definition of “Pro Forma Compliance.”
“Project Star Acquisition” has the meaning specified in the recitals hereto.
“Project Star Leases” has the meaning specified in the recitals hereto.
“Project Star Sellers” has the meaning specified in the recitals hereto.
“Property Pool” means, collectively, as of any date, the Financed Properties constituting Collateral as of such date.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Service Loaner Program” means any program with any Manufacturer, or the financial affiliate of such Manufacturer, pursuant to which the Company or any Subsidiary finances New Vehicles under such program, which New Vehicles are used by the Company or such Subsidiary as Rental Vehicles.
“Real Estate Support Documents” means, for each Added Property, (a) an ALTA lender’s title insurance policy, or a commitment to issue such title insurance policy, in an amount reasonably acceptable to the Administrative Agent (provided that the amount of such policy is not less than 100% of the portion of the original Term Loan made with respect to such Financed Property), insuring the Administrative Agent’s interest in the Financed Property, subject only to exceptions for Mortgage Permitted Liens and together with such customary endorsements as the Administrative Agent may reasonably require, from a nationally recognized title insurance company reasonably acceptable to the Administrative Agent, an ALTA land survey of such Financed Property, for which all necessary fees (if applicable) have been paid, zoning reports, appraisals (including FIRREA Appraisals), environmental reports (including Phase I and if requested by the Administrative Agent, Phase II environmental assessments) and other mortgage-related documents, as the Administrative Agent may reasonably request, (b) subordination and attornment agreement in substantially the form attached hereto as Exhibit H, or such other form as the Administrative Agent may accept in its sole discretion, (c) third party consents, life of loan flood zone determinations, and evidence of flood insurance (if required), as the Administrative Agent may reasonably request; and (d) such lessee’s affidavits and opinions of local counsel with respect to the Mortgages as the Administrative Agent may reasonably request. Each Phase I or Phase II environmental assessment described above shall be (i) prepared by an environmental expert acceptable to the Administrative Agent and (ii) dated as of a date within twelve (12) months (or such longer period agreed to by the Administrative Agent in its sole discretion) before the date of addition of such property to the Property Pool).
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 10.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Agreements” has the meaning specified in Section 2.13(d).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
~~“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.~~
“Remaining Property” has the meaning specified in the definition of “Collateral Substitution Test”.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Removal Event” has the meaning specified in the definition of “Syndicated Credit Agreement”.
“Removed Property” has the meaning specified in the definition of “Collateral Substitution”.
“Rental Vehicle” means a New Vehicle less than two years old owned by a New Vehicle Borrower and purchased directly from a manufacturer as a New Vehicle and that is used as a service or daily loaner vehicle or is periodically subject to a rental contract with customers of the New Vehicle Borrower for loaner or rental periods of up to sixty (60) consecutive days or is used by dealership personnel in connection with parts and service operations. Rental Vehicles may be registered with applicable Governmental Authorities in the ordinary course of business.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, as of any date of determination, Lenders whose Commitments aggregate more than 50% of the Aggregate Term Loan Commitments, provided that, if the Commitment of each Lender to make Term Loans has been terminated pursuant to Section 2.01 or Section 8.02, the Commitments shall be calculated based on the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Rescindable Amount” has the meaning as defined in Section 2.10(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s or any Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).
“Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) is not an Immaterial Subsidiary, is not a Captive Insurance Company, is not a Specified Insurance Subsidiary and is not a Designated Escrow Subsidiary, (ii) owns or operates a dealership or (iii) owns any real estate used in the operation of a dealership.
“Revolving Administrative Agent” has the meaning specified in the definition of “Syndicated Credit Agreement”.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of ~~The McGraw-Hill Companies,~~S&P Global Inc. and any successor thereto.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among, the Company, the Borrowers, the Guarantors party thereto, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means May 25, 2022.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section

9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Instruments.
“Security Instruments” means, collectively or individually as the context may indicate, any Mortgage, any Joinder Agreements, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower, any other Loan Party, or any other Person shall grant or convey to the Administrative Agent, for the benefit of the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations and any other obligation under any Loan Document.

“SOFR ~~Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR pursuant to (a) an Early Opt-in Election and (b) Section 3.03(c)(i) and paragraph (a) of the definition of “Benchmark Replacement”~~” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10 basis points).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Event of Default” means an Event of Default arising under any or all of Sections 8.01(a), 8.01(f), or 8.01(g).
“Specified Insurance Subsidiary” means (a) each of Landcar Casualty Company, Landcar Agency, Inc., and Landcar Administration Company, or (b) any insurance company organized under the laws of a state of the United States which company is either (i) formed by the Company or any of its Subsidiaries or (ii) acquired by the Company or any of its Subsidiaries or Affiliates in connection with any Permitted Acquisition, in each case of clauses (a), (b)(i) and (b)(ii) so long such entity is and remains a regulated entity and the sole purpose of such entity is providing extended service contracts and other consumer protection products to customers of the Vehicle Borrowers.
“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.20).
“Specified Representations” means the representations and warranties (including to the extent incorporated by reference in other Loan Documents) set forth in Section 5.01(a), Section 5.01(b)(ii) (solely with respect to corporate, limited liability company or partnership power and authority), Section 5.02 (solely with respect to authorization of execution, delivery and performance of the Loan Documents by corporate or other organizational action), Section 5.02(a), Section 5.02(b)(i) (solely with respect to material Franchise Agreements or Framework Agreements, material lease agreements and other material agreements with manufacturers or distributors of Vehicles), Section 5.02(c), Section 5.04, Section 5.06(a), Section 5.14, Section 5.21, Section 5.22, Section 5.25, and Section 5.26.

“Subordinated Indebtedness” means all Indebtedness of the Company or its Subsidiaries which (a) is subordinated to the Obligations contained herein in a manner reasonably acceptable to the Administrative Agent or has subordination terms substantially similar to those in the Prior Indenture, (b)

without limitation of any other provision herein (including Section 7.16), does not require any payment of principal (or give the holder thereof any rights to require repurchase of such Indebtedness through put rights or otherwise) prior to the date that is 30 days after the Maturity Date (other than reasonable and customary prepayment, redemption, repurchase or defeasance obligations in connection with (i) sales of assets (so long as the terms relating thereto are not materially less favorable to the Loan Parties than the comparable terms set forth in the Prior Indenture), (ii) a change in control and (iii) the exercise of remedies in connection with the occurrence of an event of default), (c) such other Indebtedness has interest rates and fees that are not in excess of the rates and fees standard in the market at the time such Indebtedness is incurred as determined by the Company in good faith, (d) has, or the Administrative Agent (in its reasonable discretion after Reasonable Review (defined below)) has determined that such Indebtedness has, standstill and blockage provisions with regard to payments and enforcement actions that are no more adverse to the Lenders than those in the Prior Indenture (as such standstill and blockage provisions relate to the Existing Credit Agreement lenders and lenders that provide Vehicle floorplan financing to the Company or any of its Subsidiaries), and (e) the terms relating to amortization, maturity, collateral (if any), and other material terms of such Indebtedness and of any agreement entered into and of any instrument issued in connection therewith, taken as a whole, are not materially less favorable to the Loan Parties than the terms of the Prior Indenture, in each case as determined by the Company in good faith. For the purposes of clause (d) above, “Reasonable Review” means that the Administrative Agent has had the opportunity and reasonable time to review copies of the definitive documentation for such Indebtedness, which copies have been provided to the Administrative Agent by the Company or its Subsidiaries.
“Subordination and Attornment Agreement” has the meaning specified in Section 7.23.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.
“Subsidiary Guarantors” means, collectively, all Subsidiaries executing the Subsidiary Guaranty on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement as a Subsidiary Guarantor.
“Subsidiary Guaranty” means the Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndicated Borrower” means a “Borrower” as defined in the Syndicated Credit Agreement.
“Syndicated Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of September 25, 2019 among the Company, as a Borrower, certain of its Subsidiaries as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent (in such capacity, the “Revolving Administrative Agent”), Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender and Used Vehicle Floorplan Swing Line Lender and L/C Issuer, and the other lenders party thereto, as the same Third Amended and Restated Credit Agreement may be amended, amended and restated, modified, supplemented or replaced from time to time, provided, that, at the time upon which Bank of America (i) is no longer the Revolving Administrative Agent or (ii) is no longer the left-lead arranger (either event of clause (i) or (ii) above being hereinafter referred to as a “Removal Event”) under such facility (including any such replacement facility), any references herein to the Syndicated Credit Agreement shall be to the Syndicated Credit Agreement as in effect immediately prior to such Removal Event. In the event that (x) all outstanding loans and other obligations under the then existing Syndicated Credit Agreement have been paid in full (other than (1) contingent indemnification obligations as to which no claim has been made and (2) obligations and liabilities under secured hedge agreements as to which arrangements satisfactory to the applicable hedge bank have been made), (y) all commitments under such Syndicated Credit Agreement have terminated and (z) such Syndicated Credit Agreement has not been replaced by a credit agreement that constitutes a Syndicated Credit Agreement (such event satisfying all of conditions (x), (y) and (z) being referred to as an “SCA Termination Event”), any references herein to the Syndicated Credit Agreement shall be to the Syndicated Credit Agreement as in effect immediately prior to such SCA Termination Event.
“Syndicated Loan Document” means a “Loan Document” as defined in the Syndicated Credit Agreement.
“Syndicated Loan Party” means a “Loan Party” as defined in the Syndicated Credit Agreement.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” has the meaning set forth in Section 2.01.
“Term Loan Facility” means the term loan facility described in Section 2.01 providing for the Term Loan to the Borrowers by the Lenders on the Closing Date.
“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to the Borrowers pursuant to Section 2.01 and the other terms and conditions of this

Agreement, in the principal amount set forth opposite such Lender’s name on Schedule 2.01, as such amounts may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term Loan Commitments is $184,365,000.
~~“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
“Threshold Amount” means $50,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the sum of the unused Commitments of such Lender at such time, plus the aggregate principal amount at such time of such Lender’s outstanding Term Loans.
“Total Outstandings” means, on any date, the aggregate outstanding principal amount of all Term Loans after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.
“Type” means with respect to a Term Loan, its character as a Base Rate Loan or a ~~Eurodollar Rate~~Daily Simple SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Used Vehicle” means a Vehicle other than a New Vehicle.
“Vehicle” means any automobile or truck approved for highway use by any State of the United States.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the

Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions
. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Any capitalized terms used herein but not defined herein that are defined in the UCC shall have the respective meanings assigned to such terms in the UCC. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Any additions to or exclusions from the computation of any financial item based upon FASB ASC 825 or FASB ASC 470-20 shall be detailed on the Compliance Certificate delivered pursuant to Section 6.02(a).
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything else set forth herein, (i) any lease that was or would have been treated as an operating lease under GAAP as in effect on the Closing Date that would become or be treated as a capital lease solely as a result of a change in GAAP after the Closing Date shall always be treated as an operating lease for all purposes and at all times under this Agreement and (ii) the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015; provided that, upon the request of the Administrative Agent, the Company shall nonetheless provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)    Pro Forma Treatment of Acquisitions and Dispositions. Consolidated EBITDAR will be calculated after giving pro forma effect to any Material Dispositions or Material Acquisitions occurring during the relevant period, or after the relevant period and on or prior to the date of determination, as if such dispositions or acquisitions occurred on the first day of such period, and which may include such adjustments as are permitted under Regulation S-X of the SEC; provided that any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment (the “10% EBITDAR Cap”), unless (a) the Company provides to the Administrative Agent (i) the supporting calculations for such adjustment and (ii) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations, or (b) the Administrative Agent (in its sole discretion) otherwise consents to such increase in excess of the 10% EBITDAR Cap.
If the calculation of Consolidated EBITDAR for any period gives pro forma effect to any disposition or acquisition, the other elements of the Consolidated Fixed Charge Coverage Ratio and Consolidated Total Lease Adjusted Leverage Ratio will also be calculated after giving pro forma effect to such acquisition or disposition, provided that if the pro forma adjustment of Consolidated EBITDAR resulting from such disposition or acquisition is limited as a result of the 10% EBITDAR Cap, then the pro forma adjustment to any other element of the Consolidated Fixed Charge Coverage Ratio or the Consolidated Total Lease Adjusted Leverage Ratio, as applicable, will likewise be limited on a proportional basis so that the amount of any other adjustment will be reduced by the same percentage as the reduction in the amount of adjustment to Consolidated EBITDAR, and provided further, in any event, that any such pro forma adjustment of the numerator of the Consolidated Total Lease Adjusted Leverage Ratio (or the denominator of the Consolidated Fixed Charge Coverage Ratio) will not result in a decrease of more than 10% to the amount of such numerator (or denominator) prior to such adjustment (the “Applicable 10% Cap”) unless (A) the Company provides to the Administrative Agent (1) the supporting calculations for such adjustment and (2) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations, or (B) the Administrative Agent (in its sole discretion) otherwise consents to such decrease in excess of the Applicable 10% Cap. If in connection with any Material Acquisition, the Company or any Subsidiary acquires associated real estate, eliminating any leases on the real estate being acquired or any leases of a Subsidiary being acquired, then the rent associated with those leases will not be included in the numerator of the Consolidated Total Lease Adjusted Leverage Ratio.
(e)    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.04    Times of Day
. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.05    Interest Rates
.
(a)    The Administrative Agent and the Lenders do not warrant, nor accept responsibility, nor shall the Administrative Agent or any of the Lenders have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “Eurodollar Rate”~~Daily Simple SOFR or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any ~~LIBOR~~ Successor Rate) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~ Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(b)    The parties hereto agree and acknowledge that for administrative purposes the provisions in this Agreement that are amended by the Second Amendment and that relate to Obligations accruing interest at the reference interest rates, including Daily Simple SOFR, shall go into effect as of June 1, 2022, and therefore, notwithstanding anything herein to the contrary, all outstanding Term Loans, shall in each case during the period from the Second Amendment Effective Date through and including May 31, 2022, accrue interest at the Eurodollar Rate or Base Rate (including, if applicable, the Default Rate based on the Eurodollar Rate or the Base Rate), and not Daily Simple SOFR. Without limiting the generality of the foregoing, during the period from the Second Amendment Effective Date through and including May 31, 2022, interest shall be subject to the provisions in this Agreement (including without limitation the relevant provisions contained in Sections 1.01, 1.05, 2.05, 2.08, 3.02,

3.03 and 3.04 of this Agreement) governing the Applicable Rate, Base Rate, Base Rate Loans, Eurodollar Rate Loans (as such terms were defined in this Agreement, and as such provisions were in effect, immediately prior to giving effect to the Second Amendment).
1.06    References to Defined Terms in the Syndicated Credit Agreement
. The following terms shall have the meanings assigned thereto in the Syndicated Credit Agreement:
(i)    Aggregate New Vehicle Floorplan Commitments,
(ii)    Aggregate Revolving Commitments,
(iii)    Aggregate Used Vehicle Floorplan Commitments,
(iv)    Available Unused Revolving Commitments,
(v)    Demonstrator,
(vi)    Excluded Property,
(vii)    Existing Credit Agreement,
(viii)    Floorplan Offset Amount,
(ix)    Limited Condition Acquisition,
(x)    New Vehicle Borrower,
(xi)    New Vehicle Floorplan Commitments,
(xii)    Permitted Floorplan Indebtedness,
(xiii)    Permitted FMCC Floorplan Indebtedness,
(xiv)    Permitted Service Loaner Indebtedness,
(xv)    Prepayment Test Amount,
(xvi)    Prepayment Test Amount Certificate,
(xvii)    Prior Indenture,
(xviii)    Pro Forma Prepayment Test Amount,
(xix)    Pro Forma Revolving Borrowing Base Certificate,
(xx)    Pro Forma Used Vehicle Floorplan Borrowing Base Certificate,
(xxi)    Qualified Sale/Leaseback Transaction,
(xxii)    Revolving Borrowing Base,
(xxiii)    Revolving Commitments,
(xxiv)    Service Loaner Intercreditor Agreement,

(xxv)    Total New Vehicle Floorplan Outstandings,
(xxvi)    Total Revolving Outstandings,
(xxvii)    Total Used Vehicle Floorplan Outstandings,
(xxviii)    Used Vehicle Floorplan Borrowing Base,
(xxix)    Used Vehicle Floorplan Commitments, and
(xxx)    Vehicle Borrower.
1.07    Limited Condition Acquisition
. In the event that the Company notifies the Administrative Agent in writing that any proposed Acquisition is a Limited Condition Acquisition and that the Company wishes to test the conditions to such Limited Condition Acquisition and the availability of the Indebtedness incurred in connection with such Limited Condition Acquisition in accordance with this Section, then, notwithstanding anything to the contrary herein or in any other Loan Document, the following provisions shall apply:
(a)    any condition to such Limited Condition Acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Acquisition or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Acquisition and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Acquisition and the incurrence of such Indebtedness;
(b)    any condition to such Limited Condition Acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such Acquisition or the incurrence of such Indebtedness shall be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Condition Acquisition as are material to the Lenders providing such Indebtedness shall be true and correct, but only to the extent that the Company or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) at the time of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Acquisition and (ii) all Specified Representations are true and correct both immediately before and immediately after giving effect to such Limited Condition Acquisition and the incurrence of such Indebtedness;
(c)    any financial ratio test or condition to such Limited Condition Acquisition or the incurrence of such Indebtedness, may upon the written election of the Company delivered to the Administrative Agent prior to the execution of the definitive agreement for such Limited Condition Acquisition, be tested either (i) upon the execution of the definitive agreement with respect to such Limited Condition Acquisition or (ii) upon the consummation of the Limited Condition Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.07(c) prior to the date of execution of the definitive agreement for such Limited Condition Acquisition shall be deemed an election to test the applicable financial ratio under subclause (ii) of this Section 1.07(c); and
(d)    if the Company has made an election with respect to any Limited Condition Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket during the period commencing on the relevant date of execution of the definitive agreement with respect to such Limited Condition Acquisition until the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be required to be satisfied assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.
The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested. For the avoidance of doubt, any election (or any portion thereof) made pursuant to this Section may be rescinded by the Company prior to the consummation of such Limited Condition Acquisition or incurrence of such Indebtedness and in such case the conditions applicable to such Acquisition or incurrence of Indebtedness shall be tested without giving effect to this Section 1.07.
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Term Loan
. Subject to the terms and conditions set forth herein, each Lender severally, but not jointly, agrees to fund its Pro Rata Share of a term loan (each a “Term Loan” and collectively, the “Term Loan”) to the Borrowers on the Closing Date in an amount equal to such Lender’s Term Loan Commitment; provided, however, that after giving effect to the Borrowing of the Term Loan, the Total Outstandings on the Closing Date shall not exceed the Aggregate Term Loan Commitments. The principal amount of the Term Loan outstanding hereunder from time to time shall bear interest, and the Term Loan shall be repayable, in each case, as herein provided. No amount of the Term Loan repaid or prepaid by any Borrower may be reborrowed. The Term Loan may be Base Rate Loans or ~~Eurodollar Rate~~Daily Simple SOFR Loans, as further provided herein. Each Lender’s Term Loan Commitment shall automatically expire upon the funding of the Term Loan.
2.02    Borrowings, Conversions and Continuations of Term Loans.
(a)    The Borrowing in respect of the Term Loan shall be made on the Closing Date as a Eurodollar Rate Loan (as defined in the Pre-Amendment Credit Agreement). On April 1, 2022, the Term Loan shall be automatically converted to a Daily Simple SOFR Loan. Each Borrowing and each conversion of Term Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i) one Business Day prior to the requested date of any Borrowing (if any) of ~~Eurodollar Rate~~Daily Simple SOFR Loans or of any conversion of ~~Eurodollar Rate~~Daily Simple SOFR Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Daily Simple SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Company is requesting a Borrowing or a conversion of Term Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, and (iv) the Type of Term Loans to be borrowed or to which existing Loans are to be converted. If the Company fails to provide a timely Loan Notice requesting a conversion of ~~Eurodollar Rate~~Daily Simple SOFR Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as ~~Eurodollar Rate~~Daily Simple SOFR Loans. If the Company fails to specify a Type of Term Loan in a Loan Notice, then the applicable Term Loans shall, subject to Article III, be made as, or converted to, ~~Eurodollar Rate~~Daily Simple SOFR Loans.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Term Loan, if any. Each Lender shall make the amount of its portion of the Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is an initial Credit Extension, Sections 4.01 and 4.02), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds.
(c)    At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
2.03    Prepayments
. The Borrowers may, upon notice by the Company to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Term Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. on the date of prepayment of such Term Loans; (ii) any prepayment of Term Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, and the Type(s) of Term Loans to be prepaid. Each such prepayment shall be applied to the remaining installments of principal of the Term Loan, as the Company shall elect. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, except as expressly provided below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each such prepayment shall be applied in accordance with the Lenders’ respective Applicable Percentages.
2.04    Repayment of Term Loans.
(a)    Borrowers shall make quarterly amortization payments with respect to the Term Loan on each Principal Amortization Payment Date. Each such quarterly amortization payment shall be in an amount equal to 1.00000% of the initial principal amount of the Term Loan.
(b)    The Borrowers shall repay to the Lender on the date of any Permitted Financed Property Disposition any amounts required to be paid as set forth in the definition of Permitted Financed Property Disposition. Each such prepayment shall be applied to the remaining installments of principal of the Term Loan in the inverse order of maturity.
(c)    The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Term Loans outstanding on such date.
2.05    Interest.
(a)    Subject to the provisions of subsections (b) and (d) below, (i) each ~~Eurodollar Rate~~Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to ~~the Eurodollar Rate~~Daily Simple SOFR plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)
(i)    If any amount of principal of any Term Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Term Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods),

whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the applicable Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.06    Automatic Debit Authorization
. The Company and each Borrower hereby agree that interest on Term Loans and principal payments with respect to Term Loans required to be paid pursuant to this Agreement may be deducted from the Company Account. Without limiting the generality of the foregoing, the Administrative Agent may debit such account (a) for interest on each Interest Payment Date and on the Maturity Date and (b) for scheduled principal payments on each Principal Amortization Payment Date and on the Maturity Date. The Company and the Borrowers will maintain sufficient funds in the account on the dates the Administrative Agent enters debits authorized by this Section. If there are insufficient funds in the account on the date the Administrative Agent enters any debit authorized by this Agreement, the debit will be reversed. Nothing contained in this Section will alter any obligation of any Loan Party to pay any amount required by this Agreement or any other Loan Document.
2.07    Fees
. The Company shall pay to the Administrative Agent and the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.08    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to ~~the Eurodollar Rate~~Daily Simple SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.09    Evidence of Debt
. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Term Loan. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loan and payments with respect thereto.
2.10    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by any Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)
(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Company or applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender, the Company and the other Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company or applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Company or any other Borrower, the interest rate applicable to Base Rate Loans. If the Company or any other Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company or applicable Borrower the amount of such interest paid by the Company or such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such Borrowing. Any payment by the Company or any other Borrower shall be without prejudice to any claim the Company or any other Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company (on its own behalf or on behalf of another Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due.
With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders to make Term Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make its portion of any Term Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its portion of any Term Loan or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
2.11    Sharing of Payments by Lenders
. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Term Loans made by it and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders (for cash at face value) participations in the Term Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.12    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of Required Lenders.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Term Loans were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.13    Borrowers.

(a)    Effective as of the date hereof, each Subsidiary that has executed this Agreement as a Borrower shall be a “Borrower” hereunder and may receive or cause the Company (as agent for such Subsidiary) to receive Term Loans for the account of such Subsidiary on the terms and conditions set forth in this Agreement.
(b)    In the event of any proposed Collateral Substitution wherein any Subsidiary which owns the real property proposed to be a Financed Property in connection with such Collateral Substitution is not an existing Borrower, the Company shall designate such Subsidiary as a Borrower and such Subsidiary shall deliver the documents required by Section 6.14 prior to or substantially simultaneously with such proposed Financed Property entering the Property Pool, including the delivery of a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a Borrower. The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to receive Term Loans hereunder, the Lender shall have received the documents required by Section 6.14. Upon satisfaction of the foregoing requirements and any other requirements herein applicable to any such Subsidiary becoming a Borrower hereunder and any proposed Financed Property entering the Property Pool, the Lender agrees to permit such Borrower to receive Term Loans hereunder on the terms and conditions set forth herein, and each of the parties agrees that such Borrower otherwise shall be a Borrower for all purposes of this Agreement.
(c)    Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations, whether voluntary or involuntary and however arising, whether direct or acquired by the Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “Borrowers’ Liabilities”).
(d)    Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of any Note, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations or any guaranty of any of the Borrowers’ Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”); (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the Borrowers’ Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrowers’ Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any Note or any other Loan Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrowers’ Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrowers’ Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower) which may or might in any manner or to any extent vary the risks of such Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Borrowers’ Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each Borrower for the Borrowers’ Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each Borrower with respect to its Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.
(e)    Each Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Term Loan made by the Lender to any such Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered the Company in accordance with the terms of this Agreement shall be deemed to have been delivered the Company and each other Borrower.
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes
.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Notwithstanding the foregoing, if any Loan Party determines, in its good faith discretion, that the Administrative Agent did not or does not intend to withhold or deduct any Taxes that any Loan Party or the Administrative Agent is required to withhold or deduct from any payment then any Loan Party shall be entitled (after notification to the Administrative Agent) to make such deductions or withholdings.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Company and each other Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    The Company and each other Borrower shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Company and each other Borrower shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below; provided, that the Company and each other Borrower shall not be required to indemnify the Administrative Agent for any amount attributable to the Administrative Agent’s gross negligence. Upon receipt of such indemnity payment and upon the request of the Company, the Administrative Agent hereby agrees to assign to the Company any rights for compensation against such defaulting Lender (other than the right of set off pursuant to the last sentence of Section 3.01(c)(ii) below) with respect to the amount it has been indemnified by the Company or other Borrower.
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Company, any other Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Company, any other Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company or such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company or such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or such Borrower or the Administrative Agent, as the case may be.

(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the effective date of this Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Term Loans hereunder and this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Company or any other Borrower or with respect to which the Company or any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Company or such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company and each other

Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Company or such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Company or any other Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company, any other Borrower, or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality
. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge any interest with respect to any Credit Extension, or to determine or charge interest rates based upon ~~the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~Daily Simple SOFR, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any Credit Extension or continue ~~Eurodollar Rate~~Daily Simple SOFR Loans or to convert Base Rate Loans to ~~Eurodollar Rate~~Daily Simple SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Daily Simple SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Daily Simple SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Company and each other Borrower (jointly and severally) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar Rate~~Daily Simple SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Daily Simple SOFR component of the Base Rate)~~, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans~~ immediately and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurodollar Rate~~Daily Simple SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar Rate~~Daily Simple SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Eurodollar Rate~~Daily Simple SOFR. Upon any such prepayment or conversion, the Company and each other Borrower (jointly and severally) shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates
.
~~(a)~~ (a) If in connection with any request for a ~~Eurodollar Rate~~Daily Simple SOFR Loan or a conversion ~~to~~of Base Rate Loans to Daily Simple SOFR Loans or a continuation ~~thereof~~of any of such Term Loans, as applicable, (i) the Administrative Agent determines ~~that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period~~

~~of such Eurodollar Rate Loan~~(which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) ~~(x)~~ adequate and reasonable means do not otherwise exist for determining ~~the Eurodollar Rate~~Daily Simple SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate~~Daily Simple SOFR Loan or in connection with an existing or proposed Base Rate Loan ~~and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”)~~, or (ii) the Administrative Agent or the Required Lenders determine that for any reason  ~~the Eurodollar Rate for any requested Interest Period~~that Daily Simple SOFR with respect to a proposed ~~Eurodollar Rate~~Term Loan does not adequately and fairly reflect the cost to such Lenders of funding such ~~Eurodollar Rate~~Term Loan, the Administrative Agent will promptly so notify the Company and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurodollar~~Daily Simple SOFR Loans, or to convert Base Rate Loans to Daily Simple SOFR Loans, shall be suspended~~,~~ (to the extent of the affected ~~Eurodollar Rate~~Daily Simple SOFR Loans ~~or Interest Periods~~), and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurodollar Rate~~Daily Simple SOFR component of the Base Rate, the utilization of the ~~Eurodollar Rate~~Daily Simple SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) the Company may revoke any pending request for a Borrowing of, or conversion to, or continuation of ~~Eurodollar Rate~~Daily Simple SOFR Loans (to the extent of the affected ~~Eurodollar Rate~~Daily Simple SOFR Loans ~~or Interest Periods~~) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Daily Simple SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately.
~~(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans,  in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.~~
~~(c)~~ (b)     Replacement of Daily Simple SOFR or Successor Rate. Notwithstanding anything to the contrary ~~herein~~in this Agreement or ~~in~~ any other Loan ~~Document~~Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
~~(i)    On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. Dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S. Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any~~

~~Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~
~~(ii)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (a) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.~~
~~(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.~~
~~(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.~~

(i)     adequate and reasonable means do not exist for ascertaining Daily Simple SOFR, including, without limitation, because the Daily Simple SOFR Published Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)     the Federal Reserve Bank of New York or any successor administrator of the Daily Simple SOFR Published Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Daily Simple SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Daily Simple SOFR or the Daily Simple SOFR Published Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide Daily Simple SOFR after such specific date (the latest date on which Daily Simple SOFR or the Daily Simple SOFR Published Rate is no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Daily Simple SOFR Replacement Date”), which date shall be on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Daily Simple SOFR or any then current Successor Rate in accordance with this Section 3.03 at the relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
~~(iv)~~ In connection with the implementation ~~and administration~~ of a ~~Benchmark Replacement~~Successor Rate, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
~~(v)    The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).~~
~~(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings~~

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Term Loans in Dollars shall be excluded from any determination of Required Lenders.
3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement contemplated by Section 3.04(e))~~;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~Eurodollar Rate~~Daily Simple SOFR Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company and each other Borrower (jointly and severally) will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company and each other Borrower (jointly and severally) will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company and each other Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that neither the Company nor any other Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
~~(e)    Reserves on Eurodollar Rate Loans. The Company and each other Borrower, jointly and severally, shall pay to each Lender, as long as such Lender shall be required to maintain reserves with~~

~~respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Term Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.~~
3.05    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Company or any other Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company and each other Borrower (jointly and severally) hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company or any other Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.05(a), the Company may replace such Lender in accordance with Section 10.13.
3.06    Survival
. All of the Company’s and each other Borrower’s obligations under this Article III shall survive termination of the Aggregate Term Loan Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV. CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS
4.01    Conditions to Effectiveness of Agreement
. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which (in the case of clauses (i), (ii), (iii), (v), (vi) and (vii)) shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each of which (in the case of clauses (i), (ii), (iii), (vi) and (vii)) shall be properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of (A) this Agreement and (B) each Guaranty required to be delivered in connection herewith, in each case, sufficient in number for distribution to the Administrative Agent, the Administrative Agent’s counsel and the Company;

(ii)    a Note executed by the Borrowers in favor of each Lender requesting a Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01(a)(iv), which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)    a favorable opinion of Jones Day, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.
(vi)    a certificate of a Responsible Officer of each Loan Party certifying that all consents (including pursuant to any Franchise Agreement or Framework Agreement), licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party have been acquired and are in full force and effect; and
(vii)    a form FR-U-1 executed by the Company and a duly authorized representation of the Administrative Agent.
(b)    (i) Upon the reasonable request of any Lender made at least ten (10) days prior to the Effective Date, the Loan Parties shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) Business Days prior to the Effective Date and (ii) at least three (3) Business Days prior to the Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(c)    Any fees required to be paid on or before the Effective Date shall have been paid.
(d)    Unless waived by the Administrative Agent, the Company shall have paid all accrued fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the effective proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. Upon the occurrence of the Effective Date, the Administrative Agent shall notify the Company and each Lender of the occurrence of the Effective Date
4.02    Conditions of Initial Credit Extension

. The obligation of each Lender to make the Term Loan pursuant to Section 2.01 is subject to the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which (in the case of clauses (ii), (iii), (iv), (v), (vi) and (ix)(B)) shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each of which (in the case of clauses (iv), (v), (vi) and (ix)(B)) shall be properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    [intentionally omitted];
(ii)    a favorable opinion of Jones Day, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
(iii)    a favorable opinion of local counsel to the Loan Parties in Texas, addressed to the Administrative Agent and each Lender in form and substance reasonably satisfactory to the Administrative Agent;
(iv)    a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.03(a) and (b) that are required to be satisfied on or prior to the Closing Date have been satisfied, and (B) as to the absence of any action, suit or proceeding pending or, to the knowledge of the Company, threatened in any court or before any arbitrator or Governmental Authority relating to this Agreement, the other Loan Documents or the credit facilities hereunder;
(v)    a certificate signed by the chief financial officer, treasurer or chief accounting officer of the Company, certifying that the Company individually is Solvent, and the Loan Parties taken as a whole are Solvent, in each case as of the Closing Date after giving effect to this Agreement, the other Loan Documents and Indebtedness pursuant hereto, the consummation of the Project Star Acquisition and the incurrence of the Term Loan;
(vi)    (A) an executed authorization to share insurance information and (B) evidence that all insurance (including flood insurance, if applicable) required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties) as an additional insured or lender’s loss payee, as the case may be, on all insurance policies maintained with respect to properties of the Company or any Loan Party constituting part of the Collateral;
(vii)    UCC financing statements for filing in all places required by applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a perfected Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements;
(viii)    UCC search results with respect to each Loan Party (provided that promptly after the Closing Date the Borrower shall remove any Liens which are not Permitted Liens);
(ix)    with respect to each Financed Property identified on Schedules 1.01(C) as of the Closing Date, each of the following, each of which shall be originals or telecopies (followed promptly by originals unless copies are otherwise specified) each in form and substance reasonably acceptable to the Administrative Agent:
(A)    a copy of a FIRREA Appraisal;
(B)    (x) an original Mortgage dated as of the Closing Date properly executed by a Responsible Officer of the signing Loan Party and evidence of the proper recordation of such Mortgage in the appropriate filing office (or delivery of such Mortgage to the applicable title company for recordation), and (y) the Closing Date Real Estate Support Documents (including originals thereof where required by applicable Law) with respect to such Financed Property;
(C)    evidence that such Financed Property is not a Flood Hazard Property or the Administrative Agent has determined that such Financed Property is not subject to Flood Requirements under applicable Law;
(D)    a copy of each Lease of such Financed Property, if any, and any sublease or Memorandum of Lease associated therewith, if any; and
(x)    evidence of payment of all real estate recordation fees and taxes with respect to perfecting the Liens on Collateral.
(b)    The Administrative Agent shall have received evidence in form reasonably satisfactory to it that the Project Star Acquisition shall have been consummated on or prior to the Closing Date in accordance with the Project Star Leases in all material respects and all applicable requirements of law, without giving effect to any amendments, consents or waivers by the Company that are materially adverse to the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that any reduction in the purchase price of, or consideration for, the Project Star Acquisition is not material and adverse to the interests of the Administrative Agent or the Lenders, so long as such reduction in the cash consideration is less than 10.0% of the original purchase price).
(c)    (i) Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) Business Days prior to the Closing Date with respect to any Person that will be a Loan Party on the Closing Date but was not a Loan Party on the Effective Date and (ii) at least three (3) Business Days prior to the Closing Date, any Person (a) that will be a Loan Party on the Closing Date but was not a Loan Party on the Effective Date and (b) that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(d)    Any fees required to be paid on or before the Closing Date shall have been paid.
(e)    Unless waived by the Administrative Agent, the Company shall have paid all accrued fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
(f)    The Closing Date shall occur on or before June 30, 2021.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has funded a portion of the Term Loan shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Each of the Administrative Agent and each Lender that has signed this Agreement hereby acknowledges and agrees that the conditions set forth in clauses (a)(vi), (a)(ix)(A) and (a)(ix)(C) above have been satisfied as of the Effective Date.

4.03    Conditions to all Credit Extensions and Collateral Substitutions.
The obligation of each Lender to honor any Loan Notice (other than pursuant to a Loan Notice requesting only a conversion of Term Loans to the other Type) or to effect any Collateral Substitution, is subject to the following conditions precedent:
(a)    (i) on the Closing Date, the Specified Representations shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date, both before and after giving effect to the consummation of the Project Star Acquisition and the incurrence of the Term Loan, and (ii) at any time after the Closing Date, the representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension or Collateral Substitution, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    (i) on the Closing Date, no Specified Event of Default shall exist or would result from the consummation of the Project Star Acquisition, or the proposed Credit Extension or from the application of the proceeds thereof, and (ii) at any time after the Closing Date, no Default shall exist or would result from such proposed Credit Extension or Collateral Substitution or from the application of the proceeds thereof.
(c)    With respect to each Financed Property which is added to the Property Pool by a Collateral Substitution, the Administrative Agent shall have received each of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated as of a recent date before the date of such Collateral Substitution) and each in form and substance reasonably satisfactory to the Administrative Agent and (in the case of clauses (i) and (xi)) subject to the approval of Lenders as set forth therein:
(i)    a copy of a FIRREA Appraisal acceptable to the Administrative Agent and each Lender (such approval by each Lender not to be unreasonably withheld, conditioned or delayed);
(ii)    (x) an original Mortgage properly executed by a Responsible Officer of the signing Loan Party and evidence of the proper recordation of such Mortgage in the appropriate filing office (or delivery of such Mortgage to the applicable title company for recordation), and (y) the Real Estate Support Documents (including originals thereof where required by applicable Law) with respect to such Financed Property;
(iii)    copies of environmental reports (including Phase I and if requested by the Lender, Phase II environmental assessments) as the Administrative Agent may reasonably request, in each case (x) prepared by Trammco Environmental Solutions, LLC, or any other environmental expert acceptable to Administrative Agent and (y) dated as of a date within twelve (12) months (or such longer period as may be approved by the Administrative Agent) before the date of addition of such property to the Property Pool;
(iv)    a copy of each Lease of such Financed Property, if any, and any sublease or Memorandum of Lease associated therewith, if any;
(v)    to the extent the applicable lessee is a Subsidiary and is not already a party to the Subsidiary Guaranty, a fully executed Joinder Agreement executed by the lessee under any Lease of such Financed Property joining such lessee to the Subsidiary Guaranty;

(vi)    a favorable opinion of counsel to the applicable Borrower and each applicable Subsidiary (including local counsel in the state where such Financed Property is located), addressed to the Lender, as to such matters concerning the Borrowers owning such Financed Property, any Guarantor leasing such property, and the Loan Documents as the Lender may reasonably request;
(vii)    a certificate of a Responsible Officer of the Company in form and detail reasonably satisfactory to the Lender (which may be contained in the applicable Loan Notice) demonstrating that the Collateral Substitution Test shall have been met;
(viii)    Uniform Commercial Code search results showing no Liens on the Financed Property other than Mortgage Permitted Liens and those liens acceptable to the Administrative Agent in its sole discretion;
(ix)    delivery of Uniform Commercial Code financing statements and fixture filings suitable in form and substance for filing in all places required by applicable Law to perfect the Liens of the Administrative Agent under the Mortgage and other Security Instruments related to such Financed Property as a first priority Lien (subject only to Mortgage Permitted Liens) as to items of Collateral in which a security interest may be perfected by the filing of financing statements or fixture filings, and such other documents and/or evidence of other actions as may be necessary under applicable Law to perfect the Liens of the Administrative Agent under the Mortgage and other Security Instruments related to such Financed Property as a first priority Lien (subject only to Mortgage Permitted Liens) in and to such other Collateral as the Administrative Agent may require;
(x)    evidence that all insurance (including flood insurance, if applicable) required to be maintained pursuant to the Loan Documents with respect to such Financed Property has been obtained and is in effect; and endorsements naming the Administrative Agent as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to such Financed Property;
(xi)    evidence that such Financed Property is not a Flood Hazard Property or the Administrative Agent has determined that such Financed Property is not subject to Flood Requirements under applicable Law (such evidence or determination subject to the approval of each Lender, not to be unreasonably withheld, conditioned or delayed);
(xii)     evidence of payment of all real estate recordation fees and taxes with respect to perfecting the Liens on Collateral;
(xiii)    copies of Landlord Waivers, if any, that have been received by the Company or any Subsidiary on or prior to the date of such Collateral Substitution;
(xiv)    a completed environmental questionnaire covering such Financed Property;
(xv)    with respect to the applicable Borrower associated with such Financed Property and any lessee joining the Subsidiary Guaranty (to the extent not previously delivered):
(A)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of such Borrower or Subsidiary Guarantor, as applicable, as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Borrower or Subsidiary Guarantor, as applicable, is a party;
(B)    such documents and certifications as the Lender may reasonably require (x) to evidence that each Loan Party is duly organized or formed, and (y) to evidence that such Borrower or Subsidiary Guarantor, as applicable, is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(C)    a certificate of a Responsible Officer of such Loan Party certifying that all consents (including pursuant to any Franchise Agreement or Framework Agreement), licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, have been acquired and are in full force and effect; and
(xvi)    With respect to each Collateral Substitution, (i) the Administrative Agent shall have received a $7,500.00 collateral substitution fee and (ii) the Administrative Agent shall have determined in its reasonable discretion that no Environmental Issue exists with respect to any Financed Property that is added to the Collateral Pool by such Collateral Substitution.
(d)    The applicable Borrower associated with such Financed Property must be a Borrower as of the Closing Date or pursuant to Section 6.14.
(e)    Any fees required to be paid on or before the date of the applicable Borrowing or Collateral Substitution shall have been paid.
Each Loan Notice (other than a Loan Notice requesting only a conversion of Term Loans to the other Type) submitted by the Company and each Collateral Substitution shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Borrowing or Collateral Substitution.
The Company and the Borrowers, jointly and severally, shall pay to the Lender any collateral substitution fees required by Section 4.03(d).
ARTICLE V. REPRESENTATIONS AND WARRANTIES
Each of the Company and each Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power
. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention
. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except, in the case of clause (b)(i) or (c), to the extent such contravention, conflict or violation would not reasonably be expected to have Material Adverse Effect.

5.03    Governmental Authorization; Other Consents
. No registration with, or consent or approval of, or other action by, any federal, state or other Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement or any other Loan Document, the execution and delivery of the Notes or repayment of the Borrowings hereunder.
5.04    Binding Effect
. This Agreement and each of the Loan Documents have been duly executed and delivered by each Loan Party which is a party thereto and constitute legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The unaudited consolidated balance sheets of the Company and its Subsidiaries dated March 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation
. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any other Loan Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.07    No Default
. No Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property; Liens
. Except as specifically disclosed on Schedule 5.08 (it being understood and agreed that such Schedule may be updated by the Company after the Effective Date and on or prior to the Closing Date,

subject to the Administrative Agent’s approval, such approval not to be unreasonably withheld or delayed), from and after the Closing Date, (a) each of the Company and each other Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, and (b) each of the Company and each other Loan Party owns all property necessary in the operation of its business, except in each case for such defects in title or such failure to own or lease property as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and each other Loan Party is subject to no Liens, other than Liens permitted by Section 7.02.
5.09    Environmental Compliance
. The Company and each other Loan Party has complied in all respects with all Environmental Laws except where the failure to comply could not be expected to have a Material Adverse Effect. Neither the Company nor any other Loan Party has received written notice of any failure so to comply except where the failure to comply could not be expected to have a Material Adverse Effect. Neither the Company nor any other Loan Party manages any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants in a manner that violates any regulations promulgated pursuant to Environmental Laws except for any such violation that could not be expected to have a Material Adverse Effect.
5.10    Insurance
. The properties of the Company and the other Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
5.11    Taxes
. The Company and the other Loan Parties have filed all Federal, state and other material tax returns required to be filed, and have paid, or have made adequate provision for payment of, all Federal and material state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any other Loan Party that would, if made, have a Material Adverse Effect.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service or, in the case of a Pension Plan that is maintained pursuant to the adoption of a master or prototype or volume submitter document, the sponsor of such master or prototype or volume submitter document has obtained from the Internal Revenue Service a favorable opinion letter stating that the form of such master or prototype or volume submitter document is acceptable for the establishment of a tax-qualified plan under Section 401(a) of the Code. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    No ERISA Event has occurred that would reasonably be expected to result in a material liability, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA event that would result in a material liability. Except to the extent the following would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the Company or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than Pension Plans not otherwise prohibited by this Agreement.
(e)    Each Borrower represents and warrants as of the Effective Date that such Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans or the Commitments.
5.13    Subsidiaries; Addresses; Equity Interests
. As of the Effective Date, the information set forth in Schedule 5.13 are each Loan Party’s (i) anticipated place of business as of and after the Closing Date, (ii) name, (iii) type of organization and (iv) jurisdiction of organization and each Loan Party is formed or incorporated only in the state shown for it on Schedule 5.13 hereto. Without limitation of the requirements in the Loan Documents to maintain security interests and priorities thereof, each of the Company and each Borrower shall, and shall cause each other Loan Party to, promptly (but in any event within ten (10) Business Days) report to the Administrative Agent any change in any such Person’s name, type of organization, jurisdiction of organization or federal employers identification number.
5.14    Margin Regulations; Investment Company Act.
(a)    Neither the Company nor any Borrower is engaged or will engage, principally or as one of its important activities (other than in connection with Restricted Payments constituting share repurchases permitted pursuant to Section 7.10(a)(i)-(iii) or (vii)), in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

5.15    Disclosure
.
(a)     Neither this Agreement, the other Loan Documents, nor any other document delivered by or with the knowledge and consent of the Company on behalf of the Company or any other Loan Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or in connection with any Loan Document or included therein contained or contains when furnished any material misstatement of fact or omitted or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared, it being understood that projections by their nature are uncertain and no assurance is given that the results reflected in such projections will be achieved.
(b)    As of the Effective Date and any date that any Beneficial Ownership Certification is delivered to the Administrative Agent pursuant to Section 6.19, if applicable, the information included in such Beneficial Ownership Certification delivered to the Administrative Agent is true and correct in all respects.
5.16    Compliance with Laws
. Each of the Company and each other Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Intellectual Property; Licenses, Etc
. The Company and the other Loan Parties own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such conflict would not reasonably be expected to result in a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any other Loan Party infringes upon any rights held by any other Person in a manner that would reasonably be expected to result in a Material Adverse Effect.
5.18    Books and Records
. Each of the Company and each other Loan Party maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such other Loan Party, as the case may be.
5.19    Franchise Agreements and Framework Agreements
. Each of the Franchise Agreements and Framework Agreements is currently in full force and effect, and as of the Closing Date no Loan Party has received any notice of termination with respect to any such agreements; and no Loan Party is aware of any event which with notice, lapse of time, or both would allow any manufacturer which is a party to any of the Franchise Agreements or Framework Agreements to terminate any such agreements. There exists no present condition or state of facts or circumstances in regard to said Franchise Agreements or Framework Agreements, in the aggregate, which could reasonably be expected to have a Material Adverse Effect.

5.20    Engaged in Business of Vehicle Sales and Related Businesses
. Neither the Company nor any Borrower is engaged in any business other than (a) in the case of each Borrower, the business of owning and operating the applicable Financed Property and business ancillary thereto; (b) in the case of the Company and each Borrower which is a dealership, the business of (i) selling Vehicles and business activities that are reasonably related or incidental thereto, including, without limitation, the offering and/or selling of parts and service, including vehicle repair and maintenance services, replacement parts, and collision repair services, and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection insurance, prepaid maintenance, and credit life and disability insurance and (ii) acquiring, owning, operating and, in some cases, selling dealerships engaged in such businesses (provided that no such insurance products described in clause (b)(i) shall require the Company or any other Loan Party to assume the risk of loss in respect of such policies); and (c) de minimis lawful operations not interfering with the businesses described in clauses (a) and (b) above or the Administrative Agent’s or the Lenders’ rights with respect to the Financed Properties provided pursuant to the Loan Documents.
5.21    Collateral
. The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable perfected security interest in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.
5.22    Solvency
. Both before and after giving effect to the Term Loans hereunder, the Company individually is Solvent, and the Loan Parties taken as a whole are Solvent.
5.23    Labor Matters
. As of the Closing Date, to the Company’s and the other Loan Parties’ knowledge, there are no material labor disputes to which the Company or any of the other Loan Parties are or are reasonably expected to become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.
5.24    Taxpayer Identification Number
. The Company’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
5.25    OFAC
. No Borrower, nor any of their respective Subsidiaries, nor, to the knowledge of any Borrower and their respective Subsidiaries (in each case other than the Specified Insurance Subsidiaries), any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions or included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, nor is any Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.
5.26    Anti-Corruption Laws
. Each Borrower and its Subsidiaries (other than the Specified Insurance Subsidiaries) have conducted their businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-corruption legislation in other jurisdictions that are applicable to any Borrower or its Subsidiaries (other than the Specified Insurance Subsidiaries) (including, if applicable, the

UK Bribery Act 2010), and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.27    Affected Financial Institutions
. No Loan Party is an Affected Financial Institution.
5.28    Leases
. Schedule 5.28 is a complete and correct listing of all Leases in effect as of the Effective Date and as anticipated to be in effect as of the Closing Date. Each Material Lease is in full force and effect without amendment or modification from the form or copy delivered to the Administrative Agent except for amendments permitted hereunder; no default by any party exists under any such Lease that could result in termination of such Material Lease, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default under any such Material Lease.
5.29    Covered Entities
. No Loan Party is a Covered Entity.
5.30    Borrower ERISA Status
. On and as of the Effective Date, each Borrower and each of its Subsidiaries is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code; (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (d) a “governmental plan” within the meaning of ERISA.
ARTICLE VI. AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Term Loan or other Obligation hereunder (other than Obligations consisting of continuing indemnities and other contingent Obligations that, in each case, expressly survive termination of this Agreement and for which no claim has been made against any Loan Party) shall remain unpaid or unsatisfied, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each other Loan Party to:
6.01    Financial Statements
. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders (provided that any item in clause (a) or (b) below which is filed with the SEC in accordance with SEC requirements shall be deemed to be satisfactory):
(a)    as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(i)    an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(ii)    if requested by the Administrative Agent, a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, with New Vehicle and Used Vehicle inventories designated, as well as associated lien payoffs, in each case prior to intercompany eliminations (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, and accompanied by a combined balance sheet of the Subsidiaries that operate Ford or Lincoln dealerships as at the end of such fiscal year (and upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year);

(iii)    the related audited consolidated statement of income or operations for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(iv)    if requested by the Administrative Agent, the related consolidating statements of income or operations for such fiscal year (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, and accompanied by combined statements of income and operations of the Subsidiaries that operate Ford or Lincoln dealerships for such fiscal year (and upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year); and
(v)    the related audited consolidated statements of stockholders’ equity and cash flows for such fiscal year setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated financial statements to be audited and accompanied by (x) a report and opinion of Ernst & Young LLP or any other Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from the Maturity Date under this Agreement occurring within one year from the time such opinion is delivered) or any qualification or exception as to the scope of such audit;
(b)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five (5) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(i)    an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(ii)    if requested by the Administrative Agent, a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, with New Vehicle and Used Vehicle inventories designated, as well as associated lien payoffs, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, and accompanied by a combined balance sheet of the Subsidiaries that operate Ford or Lincoln dealerships as at the end of such fiscal quarter (and upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal quarter);
(iii)    the related unaudited consolidated statement of income or operations for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(iv)    if requested by the Administrative Agent, the related consolidating statements of income or operations for the portion of the Company’s fiscal year then ended (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding portion of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, and accompanied by combined statements of income and operations of the Subsidiaries that operate Ford or Lincoln dealerships for such portion of the fiscal year then ended (and upon request of the Administrative Agent, setting forth in comparative form the figures for the corresponding portion of the previous fiscal year); and

(v)    the related unaudited consolidated statements of stockholders’ equity and cash flows for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated and consolidating financial statements described in this Section 6.01(b) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    if requested by the Administrative Agent, as soon as available, but in any event within twenty (20) days after the end of each fiscal quarter (including the fourth quarter of each fiscal year) of the Company quarterly factory form financial statements for each Vehicle Borrower;
As to any information contained in materials furnished pursuant to Section 6.02(f), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information
. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:
(a)    Concurrently with:
(i)    the delivery of the financial statements referred to in Section 6.01(a) and (b), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, including the calculation of the financial covenants set forth in Section 7.11(a) and (b), along with calculations of Restricted Payment availability and usage and the Consolidated Total Leverage Ratio in form and substance reasonably acceptable to the Administrative Agent, and (B) a schedule (which such schedule may be included in the Compliance Certificate delivered with respect to such period) describing the entry of any final, non-appealable judgment or decree against the Company and/or any other Loan Party if the aggregate amount of such judgment or decree exceeds $7,500,000 (after deducting the amount with respect to which the Company or such other Loan Party is insured and with respect to which the insurer has assumed the defense in writing and has not contested or denied its responsibility for such amount);
(ii)    the delivery of the financial statements referred to in Section 6.01(a), financial projections for the 12 months succeeding the date of such financial statements, such projections to be prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent; and
(iii)    any event described herein requiring Pro Forma Compliance, to the extent otherwise required under Section 7.04, 7.16 or 7.19, a duly completed Pro Forma Compliance Certificate (including the calculation of the financial covenants set forth in Section 7.11(a) and (b)) signed by a Responsible Officer of the Company;
In addition to other reporting requirements under this Agreement, if calculation of any financial ratio gives pro forma effect to any Material Disposition or Material Acquisition occurring during the relevant period or after the relevant period and on or prior to the date of determination, as described above and if (Y) the aggregate adjustment to Consolidated EBITDAR (as a result of all Material Dispositions and Material Acquisitions) either increases or decreases Consolidated EBITDAR for such period by at least 10% or (Z) the Administrative Agent requests such additional reporting, then (in the case of either clause (Y) or (Z)), the Company will provide additional financial reporting and compliance reporting segregating actual financial line items from pro forma line items for such period in a manner reasonably acceptable to the Administrative Agent.

(b)    in the event of any Acquisition, the certificates and information required by Section 7.19;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each material notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(e)    [reserved];
(f)    promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and
(g)    promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower

Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
6.03    Notices
. Promptly following any Responsible Officer of the Company having notice or knowledge thereof, notify the Administrative Agent and each Lender:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which dispute, litigation, investigation, proceeding or suspension arising under this clause (ii) has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) any report, study, inspection or test that indicates the presence of any Hazardous Materials on or about any Financed Property or any adverse condition relating to any Financed Property, any buildings or any such materials which presence or adverse condition could reasonably be expected to have a Material Adverse Effect;
(c)    of the occurrence of any ERISA Event;
(d)    of any material change in accounting policies or financial reporting practices by the Company or other Loan Party;
(e)    of the incurrence by the Company or any other Loan Party of any Indebtedness (other than the Obligations) having a principal amount in excess of $50,000,000;
(f)    of any sale of Equity Interests of the Company or any other Loan Party to any Person that is not a Loan Party;
(g)    of any Disposition by the Company or any other Loan Party of any dealership, Franchise Agreement or Framework Agreement to the extent required by Section 7.04;
(h)    of (i) any Franchise Agreement entered into after the Effective Date (and a copy of such Franchise Agreement) by any Loan Party which deviates in any material respect from the Franchise Agreements for the applicable vehicle manufacturer or distributor entered into on or prior to the Effective Date, (ii) any Framework Agreement (and a copy of such Framework Agreement) entered into by any Loan Party after the Effective Date (including the subject matter and term of such Framework Agreement), (iii) the termination or expiration of any Franchise Agreement or Framework Agreement, including the expiration of a Franchise Agreement to which any Loan Party is a party which has expired as described in Section 8.01(l) and has not been renewed within 30 days; (iv) any material amendment or other modification (and a copy of such amendment or modification) of any Framework Agreement to which any Loan Party is a party, and (v) any material adverse change in the relationship between the Company or any other Loan Party and any vehicle manufacturer or distributor, including the written threat of loss of a new vehicle franchise or the written threat of termination of a Franchise Agreement or Framework Agreement;
(i)    of any sale of, Disposition of, or Insurance and Condemnation Event in respect of, in each case, all or any portion of any Financed Property;
(j)    of the occurrence of any Disposition by the Company or any other Loan Party to the extent required pursuant to Section 7.04; and

(k)    of (i) any Material Lease (and deliver to the Lender a copy of such Lease) entered into after the Closing Date with respect to any Financed Property, (ii) any amendment or other modification (and deliver to the Lender a copy of such amendment or modification) of any Material Lease with respect to any Financed Property, (iii) the termination or expiration of any Material Lease with respect to any Financed Property and (iv) any material adverse change in the relationship between the applicable Borrower and any lessee under any Material Lease with respect to any Financed Property.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and, if applicable, stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations
. Pay and discharge and cause each of the other Loan Parties to pay and discharge, when due, (i) all Federal and material state income or property taxes, and all other material taxes, assessments and governmental charges or levies imposed upon the Company or such other Loan Party, as the case may be, and (ii) all lawful claims for labor, materials and supplies to the extent the failure to pay or discharge such claims for labor, materials and supplies would reasonably be expected to have a Material Adverse Effect, unless and only to the extent, in the case of each of clauses (i) and (ii) above, that the Company or such other Loan Party, as the case may be, is contesting such taxes, assessments and governmental charges, levies or claims in good faith and by appropriate proceedings and the Company or such other Loan Party has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.
6.05    Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation
(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation (collectively, the “Vehicle Title Documentation”) necessary or desirable in the normal conduct of its business and maintain records evidencing which Vehicles are being used as Demonstrators and Rental Vehicles.
6.06    Maintenance of Properties
. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07    Maintenance of Insurance
.
(a)    Maintain with financially sound and reputable insurance companies (including any Captive Insurance Company, in accordance with the terms and conditions of this Agreement), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and such endorsements as are reasonably acceptable to the Administrative Agent. The Company and the other Loan Parties will, and will cause each Captive Insurance Company to, preserve and maintain: (i) the licensing and certification of each Captive Insurance Company pursuant to all applicable insurance laws and regulations; (ii) all certifications and authorizations necessary to ensure that each Captive Insurance Company is eligible for all reimbursements available under all applicable insurance laws and regulations; and (iii) all material licenses, permits, authorizations and qualifications required under all applicable insurance laws and regulations in connection with the existence and operation of each Captive Insurance Company. If requested by the Administrative Agent, Borrowers will provide to the Administrative Agent such audited statements of each Captive Insurance Company as requested by the Administrative Agent as of the end of each fiscal year within the sooner to occur of: (i) five days following filing with the applicable regulatory agencies; or (ii) 180 days following the end of such fiscal year. Each Captive Insurance Company shall conduct its insurance business in material compliance with all applicable laws and using sound actuarial principles. The insurance premiums and other expenses charged by any Captive Insurance Company to the Company and its Subsidiaries shall be reasonable and customary and in accordance with all applicable insurance laws and regulations. If requested by the Administrative Agent, the Company will provide the Administrative Agent copies of any outside actuarial reports prepared with respect to any projection, valuation or appraisal of any Captive Insurance Company promptly.
(b)    In addition to the insurance referred to above, with respect to each Mortgaged Property, each Borrower will maintain the following policies:
(i)    Prior to construction of any improvements on any Mortgaged Property, an “all-risk”, completed value, non-reporting builder’s risk insurance policy or policies that provide coverage similar to the foregoing must be submitted to the Administrative Agent, unless such construction is covered by a policy already provided to the Administrative Agent. This policy must be from a company and in an amount satisfactory to the Administrative Agent, must have a vandalism and malicious mischief endorsement and must be sufficient to avoid the application of any co-insurance provisions, must include provisions for a minimum 30-day advance written notice of any intended policy cancellation or non-renewal, and must designate the Administrative Agent as mortgagee and loss payee in a standard mortgagee endorsement with the following address:
Bank of America, N.A., as Administrative Agent,
and its successors and assigns, ATIMA
NC4-105-02-17
4161 Piedmont Parkway
Greensboro, NC 27410
Attention: Monitoring and Compliance

(ii)    Each Borrower covenants to maintain or cause to be maintained, by such Borrower and, during the construction of any improvements on any Mortgaged Property, the general contractor, general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of such Mortgaged Property. The policies must be from companies and in amounts satisfactory to the Administrative Agent. The contractor’s policy must include worker’s compensation coverage in an amount sufficient to satisfy statutory requirements;
(iii)    An “all-risk” property insurance policy must be in effect, and an original certificate from the issuing insurance company evidencing that the policy is in full force and effect must be submitted to the Administrative Agent; provided that such insurance shall include coverage for earthquakes and against wind damage on such terms as the Administrative Agent may reasonably require. The policy must be from a company satisfactory to the Administrative Agent, must be in an amount satisfactory to the Administrative Agent, must eliminate all co-insurance provisions, must include a Replacement Cost and Agreed Amount/Stipulated Value Endorsement (or policy provisions providing similar coverage), must include provisions for a minimum 30-day advance written notice to the Administrative agent or any intended policy cancellation or non-renewal, must eliminate and must designate the Lender as mortgagee and loss payee in a standard mortgagee endorsement, as its interest may appear;

(iv)    If, and to the extent that, any Mortgaged Property is or becomes a Flood Hazard Property, the Company shall carry flood insurance with respect to such Mortgaged Property in an amount not less than the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the “insurance purchase” requirement of that act and otherwise satisfy the Flood Requirements;
(v)    Each such liability insurance policy shall name the Administrative Agent and the Lenders as additional insured parties with respect to such Mortgaged Property, and each such casualty insurance policy shall name the Administrative Agent as a lender’s loss payee, and shall provide by way of endorsements, riders or otherwise that (i) proceeds will be payable to the Administrative Agent as its interest may appear; (ii) such insurance policy shall be renewed, if renewal is available, and shall not be canceled and further, shall not be endorsed, altered or reissued to effect a change in coverage in any manner materially adverse to the Administrative Agent or the Lenders, for any reason and to any extent whatsoever unless such insurer shall have first given the Administrative Agent thirty (30) days’ prior written notice thereof; (iii) such insurance policy shall not be impaired by any act or neglect of any Borrower or any use of such Mortgaged Property for purposes more hazardous than are permitted by such policy; and (iv) the Administrative Agent may, but shall not be obliged to, make premium payments to prevent any nonrenewal, cancellation, endorsement, alteration or reissuance and such payments shall be accepted by the insurer to prevent same;
(vi)    The Administrative Agent shall be furnished with the original of each such initial policy (or a binder for the issuance of such policy) or a certificate with a duplicate of such original policy (or binder) coincident with the execution of the Mortgage related to such Mortgaged Property and satisfactory evidence of renewal thereof upon expiration of the initial or each preceding renewal policy (provided that the coverage required hereunder remains in effect at all times), together with receipts or other evidence that the premiums thereon have been paid within thirty (30) days following the billing for such renewal, with the original of each renewal policy or a certificate with a duplicate of such renewal policy to follow as soon as available or, in any such case, an appropriate broker’s certificate in respect thereto. Upon request by the Administrative Agent, each Borrower shall furnish to the Administrative Agent a statement certified by such Borrower or a duly authorized officer of such Borrower of the amounts of insurance maintained in compliance with this Section 6.07, a general description of the risks covered by such insurance and of the insurance company or companies which carry such insurance. In addition, each Borrower will promptly comply with any and all requirements of any insurer of any portion of any Mortgaged Property and any and all rules and regulations of any insurance commission or board of fire underwriters having jurisdiction over such Mortgaged Property; and same extent as provided herein with respect to any insurance required to be carried by such Borrower; and
(vii)    Without limiting any of the other provisions of this Section 6.07, all losses under, and the proceeds payable under, any policies of insurance that any Borrower may elect to obtain, whether or not required hereunder, which insure, cover or relate to any Mortgaged Property, or any portion thereof, shall be applied in the same manner and to the same extent as provided herein with respect to any insurance required to be carried by such Borrower.
(c)    Unless the Company or a Borrower provides the Administrative Agent with evidence of the insurance coverage as required by this Agreement or any other Loan Document, the Administrative Agent (at its discretion) may purchase insurance at the Company’s and the Borrowers’ expense to protect the Administrative Agent’s and the Lenders’ respective interests. This insurance may, but need not, also protect the Company’s and the Borrowers’ interest. If the Collateral becomes damaged, the coverage the Administrative Agent purchases may not pay any claim the Company, any Borrower or any of their Subsidiaries makes or any claim made against the Company, any Borrower or any of their Subsidiaries. The Company or a Borrower, as applicable, may later cancel this coverage by providing evidence that the Company or such Borrower, as applicable, has obtained property coverage elsewhere.

(d)    The Company and the Borrowers (jointly and severally) are responsible for the cost of any insurance purchased by the Administrative Agent. The cost of this insurance may be added to the Obligations. If the cost is added to the Obligations, the interest rate provided in Section 2.05(b)(i) shall apply to such added amount. The effective date of coverage may be the date the Company’s or the applicable Borrower’s prior coverage lapsed or the date the Company or the applicable Borrower failed to provide proof of coverage.
(e)    Each of the Company and each Borrower acknowledges that the coverage the Administrative Agent purchases may be considerably more expensive than insurance the Company or such Borrower can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.
6.08    Compliance with Laws and Material Contractual Obligations
. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply with such requirement of Law, order, writ, injunction, decree or contractual obligation could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records
. Maintain proper books of record and account, in which full, true and correct in all material respects entries in conformity with GAAP consistently applied shall be made of all material financial transactions and material matters involving the assets and business of the Company or such other Loan Party, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such other Loan Party.
6.10    Inspection Rights
. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that (a) without limiting amounts that may be owed under the Fee Letter or the Syndicated Credit Agreement, while no Event of Default exists the Borrowers shall be responsible for expenses associated with only one such visit or inspection by the Administrative Agent and its contractors per calendar year, and (b) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at any time or times (all at the expense of the Borrowers) during normal business hours and without advance notice.
6.11    Use of Proceeds
. Use the proceeds of the Term Loans (a) to finance a portion of the purchase price for the Project Star Acquisition, (b) to pay fees and expenses in connection with this Agreement and the credit facility provided hereunder, and (c) to finance the construction of improvements on the Financed Properties. No Term Loans shall be used for any purpose which would be in contravention of any requirement of Law;
provided that no Credit Extension shall be advanced by any Lender directly to any Subsidiary that is not a Borrower.
6.12    [Intentionally Omitted].
6.13    [Intentionally Omitted]

.
6.14    Additional Subsidiaries
. (a) As soon as practicable (but in any event within ten (10) days or such longer period as the Administrative Agent may agree in its sole discretion) after the acquisition or creation of any Subsidiary which owns, operates a vehicle dealership on or is or will be a lessee of all or any portion of any Financed Property or any existing Subsidiary acquires or commences to own, operate a vehicle dealership on or becomes a lessee of all or any portion of any Financed Property or (b) prior to or simultaneously with any Collateral Substitution, in the event any Subsidiary which owns real property proposed to be a Financed Property in connection with such Collateral Substitution is not an existing Borrower (or any Subsidiary which owns, operates a vehicle dealership on or leases all or any portion of such property, is not an existing Subsidiary Guarantor, as the case may be), cause to be delivered to the Administrative Agent (in addition to any other documents required to be delivered under this Agreement, including pursuant to Section 4.03 or otherwise) each of the following:
(i)    a Joinder Agreement duly executed by such Subsidiary with all schedules and information thereto appropriately completed with respect to such Subsidiary becoming a “Borrower” or a “Subsidiary Guarantor”, as applicable;
(ii)    UCC financing statements naming such Subsidiary as “Debtor” and naming the Administrative Agent as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its counsel to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Administrative Agent the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;
(iii)    an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent;
(iv)    the documents described in Sections 4.01(a)(iii), (iv), and (vi) with respect to such Subsidiary;
(v)    evidence satisfactory to the Administrative Agent that, within 3 Business Days of demand therefor by the Administrative Agent, all taxes, filing fees, recording fees related to the perfection of the Liens securing the Obligations have been paid and all reasonable costs and expenses of the Administrative Agent in connection therewith have been paid.
6.15    Further Assurances
. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, and to protect the Liens granted in this Agreement or the Loan Documents to which any Loan Party is a party and against the rights or interests of third Persons, and the Company and the Borrowers (jointly and severally) will pay all reasonable costs connected with any of the foregoing. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, including Section 6.14, no Mortgage shall be executed and delivered to the Administrative Agent, and no Loan Party shall be required to execute or deliver any Mortgage, unless and until the Administrative Agent has received and approved a life of loan flood zone determination with respect to the applicable Financed Property and either (a) such Financed Property is not a Flood Hazard Property or (b) if such Financed Property is a Flood Hazard Property, (i) the Flood Requirements have been satisfied and (ii) each of the following documents has been posted for the Lenders on the Platform or otherwise distributed to the Lenders at least 30 days prior to the execution and delivery of a Mortgage for such Financed Property: (A) a life of loan flood zone determination, (B) notice to the Company of the flood status of such Financed Property, (C) the address of such Financed Property and any other identifying information needed for the purpose of conducting flood searches and (D) a copy of the proposed flood insurance policy (it being understood that if any Lender has not delivered notice to the Administrative Agent, objecting to any of such items within 30 days, such Lender will be deemed to have approved them for the purposes of this Agreement). Without limiting the generality of the first sentence of this Section, if, after any Mortgage is delivered the related Financed Property becomes a Flood Hazard Property, the Loan Parties shall deliver to the Administrative Agent and the Lenders all Flood Requirements.
6.16    Leases
. At all times, comply in all material respects with the terms and provisions of the Leases of the Financed Properties, and cause each Material Lease to be kept in full force and effect without termination, amendment or modification, except for (i) any modification or amendment of a Lease which is not materially adverse to the Loan Parties, the Administrative Agent or the Lenders or (ii) renewals or extensions (A) on either substantially the same terms in all material respects as the existing Lease of a Financed Property, or (B) as otherwise approved by the Administrative Agent in writing.
6.17    [Intentionally Omitted]
.
6.18    Anti-Corruption Laws
. Conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-corruption legislation in other jurisdictions that are applicable to any Borrower or its Subsidiaries (including, if applicable, the UK Bribery Act 2010), and maintain policies and procedures designed to promote and achieve compliance with such laws.
6.19    Patriot Act and Beneficial Ownership Regulation
. Promptly following any request therefor, deliver to the Administrative Agent or any Lender any information and documentation reasonably requested by the Administrative Agent or such Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Without limiting the generality of the foregoing, promptly following any request therefor made by the Administrative Agent or any Lender at any time, the Borrowers shall deliver to the Administrative or such Lender a Beneficial Ownership Certification with respect to any Borrower or other Loan Party identified by such Lender in such request.
6.20    Use of Financed Properties as Vehicle Dealerships
. Ensure that each Financed Property is at all times either (a) used (or under development for use) by a Borrower or Subsidiary Guarantor as a Vehicle dealership, (b) used (or under development for use) by a Borrower or Subsidiary Guarantor as a facility for the sale, repair, service or storage of Vehicles or the provision of related goods or services, (c) used by a Borrower or Subsidiary Guarantor for any purpose ancillary to the uses described in clause (a) or (b) (including, without limitation, executive office space of the Company and/or one or more of its Subsidiaries; provided that any Subsidiary that has leased such office space shall have executed and delivered to the Administrative Agent a Subordination and Attornment), or (d) used for de minimis lawful operations not interfering with the businesses described in clauses (a) and (b) above or the Administrative Agent’s or the Lenders’ rights with respect to the Financed Properties provided pursuant to the Loan Documents.
6.21    Post-Closing Covenants. Within one hundred eighty (180) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Closing Date, the Company shall deliver to the Administrative Agent evidence in form and substance reasonably satisfactory to the Administrative Agent of the issuance of all current Certificates of Occupancy required by applicable Law for each Financed Property set forth on Schedule 6.21.

ARTICLE VII. NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Term Loan or other Obligation hereunder (other than Obligations consisting of continuing indemnities and other contingent Obligations that, in each case, expressly survive termination of this Agreement and for which no claim has been made against any Loan Party) shall remain unpaid or unsatisfied, the Company shall not, nor shall it permit any Subsidiary (other than the Specified Insurance Subsidiaries and any Designated Escrow Subsidiary) to, directly or indirectly:
7.01    Indebtedness
. Incur, create, assume or suffer to exist any Indebtedness, except:
(a)    (i) the Obligations under this Agreement and the other Loan Documents and (ii) the Obligations under the Syndicated Credit Agreement and the other Syndicated Loan Documents;
(b)    Indebtedness of the Company or any Subsidiary existing at the Effective Date which is reflected in Schedule 7.01(b) hereto (it being understood that such Schedule may be updated by the Company after the Effective Date and on or prior to the Closing Date subject to the Administrative Agent’s approval, such approval not to be unreasonably withheld or delayed);
(c)    Indebtedness created under leases which, in accordance with GAAP, have been recorded and/or should have been recorded on the books of such Person as capital leases;
(d)    unsecured Subordinated Indebtedness;
(e)    accounts payable (for the deferred purchase price of property or services) which are from time to time incurred in the ordinary course of business and which (i) are not in excess of (A) ninety (90) days past the due date or (B) if such account payable has no due date, one hundred twenty (120) days past the invoice or billing date or (ii) if outstanding for more than ninety (90) days past such due date (or one hundred twenty (120) days past such invoice or billing date, as applicable), as to which a good faith dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person;
(f)    Permitted Real Estate Debt and Guarantees by the Company or any Subsidiary that is a Syndicated Loan Party;
(g)    Indebtedness (other than floorplan Indebtedness) of any Subsidiary of the Company in existence (but not incurred or created in connection with an acquisition) on the date on which such Subsidiary is acquired by any Syndicated Loan Party pursuant to a Permitted Acquisition, provided (i) neither the Company nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, (ii) none of the properties of the Company or any of its other Subsidiaries is bound with respect to such Indebtedness, and (iii) the Company is in full compliance with Section 7.11 hereof before and after such acquisition;
(h)    Indebtedness (other than floorplan Indebtedness) secured by Liens upon any property hereafter acquired by the Company or any of its Subsidiaries which Indebtedness is in existence on the date of a Permitted Acquisition (but not incurred or created in connection with such acquisition) at a time when the Company is in full compliance with Section 7.11 hereof before and after such Permitted Acquisition, which Indebtedness is assumed by such acquiring Person simultaneously with such acquisition, which Liens extend only to such property so acquired (and not to any after-acquired property) and with respect to which Indebtedness neither the Company nor any of its Subsidiaries (other than the acquiring Person and its Subsidiaries) has any obligation;
(i)    contingent obligations (including Guarantees) of any Indebtedness permitted hereunder;

(j)    Indebtedness in respect of obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks or managing costs associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(k)    Indebtedness that renews, refinances, refunds or extends any then-existing Indebtedness (other than Permitted FMCC Floorplan Indebtedness or Permitted Service Loaner Indebtedness) of any Loan Party, so long as (A) such renewal, refinancing, refunding or extension does not in any material respect increase the principal amount thereof or expand or add any property subject to any Lien (unless otherwise permitted under this Agreement), (B) if the Indebtedness being refinanced is Subordinated Indebtedness, then such refinancing Indebtedness must also be Subordinated Indebtedness, (C) such renewal, refinancing, refunding, or extension has a final maturity date equal to or greater than the final maturity of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being renewed, refinanced, refunded or extended, and (D) without limitation of any other provision herein (including Section 7.16), the terms and conditions (including, without limitation, terms and conditions relating to repurchase, redemption, prepayment and defeasance requirements) of such renewal, refinancing, refunding or extension are not materially more restrictive or burdensome than the Indebtedness being renewed, refinanced, refunded or extended);
(l)    Indebtedness of any Syndicated Loan Party secured by Liens upon property which Liens extend only to such property, with respect to which Indebtedness none of the Subsidiaries other than the owner of such encumbered asset has any obligation;
(m)    unsecured Indebtedness of the Company and Guarantees of such Indebtedness by Syndicated Loan Parties; provided that (A) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to the incurrence of any such Indebtedness, and (B) not more than $75,000,000 of such aggregate amount may have a maturity prior to the then applicable Maturity Date (as defined in the Syndicated Credit Agreement) at the time of such incurrence;
(n)    Indebtedness consisting of Guarantees by the Company or any of its Subsidiaries in favor of any Person of retail installment contracts or other retail payment obligations in respect of Vehicles sold to a customer; provided that the sum of (A) the aggregate face amount of such guaranteed retail installment contracts and other retail payment obligations described in this Section 7.01(n), plus (B) the aggregate amount of Investments (on a gross basis excluding any reserves) permitted under Section 7.05(j) shall not exceed $35,000,000 at any time;
(o)    Obligations in respect of surety or other bonds or similar instruments entered into in the ordinary course of business; provided that, the aggregate amount of such Indebtedness shall not exceed $15,000,000 at any time;
(p)    Unsecured Indebtedness owed by any Syndicated Loan Party to the Company or to another Syndicated Loan Party;
(q)    Indebtedness of any Syndicated Loan Party created under a Qualified Service Loaner Program;
(r)    Permitted FMCC Floorplan Indebtedness; and
(s)    Indebtedness of the Company under a bridge loan facility with a maturity that is 364 days or less from the date of the incurrence of such Indebtedness.

7.02    Liens
.
(a)    Incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the date hereof or hereafter acquired, except:
(i)    Liens securing payment of the Obligations;
(ii)    Liens of the lessor on the property leased pursuant to a lease permitted by Section 7.01(c);
(iii)    Liens on property which Liens secure Indebtedness permitted by Section 7.01(l);
(iv)    Liens on real property, fixtures, related real property rights and related contracts, and proceeds of the foregoing owned by such Syndicated Loan Party (including, without limitation, insurance proceeds in respect of the foregoing) (in each case, other than the Collateral) securing Permitted Real Estate Debt;
(v)    extensions, renewals and replacements of Liens referred to in Section 7.02(a)(i), (ii), (iii), (v), and (vii), provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien being extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement lien shall be in an amount not greater than (i) the amount of the Indebtedness secured by the original Lien extended, renewed or replaced, plus (ii) any closing fees, prepayment premiums and reasonable closing costs related to such extension, renewal or replacement;
(vi)    Liens (including, without limitation, certain rights of set-off and title retention agreements) in favor of a Manufacturer securing amounts owing in connection with inventory purchased from such Manufacturer, so long as such Liens do not secure Indebtedness, other than (A) Indebtedness of the type described in clause (e) of the definition of “Indebtedness” (and which Indebtedness does not satisfy the requirements of clause (a), (b), (c), (d), (f), (g) or (h) of such definition) and (B) Guarantees of Indebtedness described in clause (A) above;
(vii)    Liens on property (including real property) other than the Collateral related to other Indebtedness permitted under Section 7.01(g), or (h);
(viii)    Liens on property (including real property) other than the Collateral, provided which Liens secure Swap Contracts permitted under Section 7.01(j);
(ix)    Liens securing Permitted Service Loaner Indebtedness (which Liens extend only to Rental Vehicles financed by such Permitted Service Loaner Indebtedness and proceeds of such Vehicles);
(x)    Liens securing Permitted FMCC Floorplan Indebtedness permitted by Section 7.01(r);
(xi)    Liens for Taxes not past due for more than thirty (30) days or Taxes being contested in good faith and by appropriate proceedings diligently conducted, and as to which reserves or other appropriate provisions as may be required by GAAP are being maintained;
(xii)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s and other like statutory or contractual Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, diligently conducted, and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

(xiii)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(xiv)    deposits to secure the performance of bids, trade contracts, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;
(xv)    zoning, easements and other restrictions on the use of real property that do not, in the aggregate, materially impair the use of such property;
(xvi)    Liens in existence on the date hereof and listed on Schedule 7.02 (it being understood that such Schedule may be updated by the Company after the Effective Date and on or prior to the Closing Date subject to the Administrative Agent’s approval, such approval not to be unreasonably withheld or delayed);
(xvii)    Liens on assets of any Subsidiary of the Company that is not a Loan Party;
(xviii)     purchase options and rights of first refusal in favor of a Manufacturer arising under a Framework Agreement or a Franchise Agreement or the documents executed and delivered in connection therewith;
(xix)    Liens on real property, fixtures, related real property rights and related contracts, and proceeds of the foregoing (including, without limitation, insurance proceeds in respect of the foregoing) owned by such Loan Party (in each case, other than property included in the Revolving Borrowing Base), securing Indebtedness permitted by Section 7.01(s); and
(xx)    Liens not otherwise permitted hereby securing permitted Indebtedness of the Company and its Subsidiaries so long as, after giving effect to such Indebtedness, the aggregate principal amount of Indebtedness secured by such Liens does not exceed $35,000,000 at any time; or
(b)    Incur, create, assume or permit to exist any Lien on any of the Collateral, except: (i) Liens of the Administrative Agent securing payment of the Obligations; and (ii) Mortgage Permitted Liens.
7.03    Consolidations and Mergers
. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except:
(a)    any of its Subsidiaries may merge with the Company, provided that the Company shall be the continuing or surviving Person, or with any one or more such Subsidiaries, provided that (i) if any such transaction shall be between Subsidiaries, one of which is a wholly-owned Subsidiary and one of which is not a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and (ii) in any such transaction between any Subsidiary that is a Subsidiary Guarantor and an entity that is not the Company or a Subsidiary Guarantor, the surviving entity shall be a Subsidiary Guarantor;
(b)    any Subsidiary of the Company may sell or transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary; provided, that any such sale or transfer by a Subsidiary Guarantor shall be to the Company or a Subsidiary Guarantor;
(c)    any Subsidiary of the Company or the Company may merge or consolidate with another Person (that is not the Company or any of its Subsidiaries) if (x) the Company or such Subsidiary involved in the merger or the consolidation is the surviving Person and (y) immediately prior to and after giving effect to such merger or consolidation, there exists no Event of Default; and

(d)    as permitted by Section 7.04(a)(ii) and (a)(v).
7.04    Disposition of Assets
.
(a)    Permit any Disposition (whether in one or a series of transactions) of any property or assets (including Accounts, notes receivable, and/or chattel paper, with or without recourse) or enter into any agreement so to do, except:
(i)    Dispositions of Vehicles and other inventory in the ordinary course of business;
(ii)    Dispositions of assets, properties or businesses (including the capital stock of Subsidiaries and Franchises) by the Company or any of its Subsidiaries, including Disposition of assets, including Franchises, the Disposition of which the Company determines to be in its best interest; provided that (A) no Event of Default will result from such Disposition, (B) the Company shall be in compliance with Section 7.11, (C) the Total Revolving Outstandings shall not exceed the lesser of the pro forma Revolving Borrowing Base or the Aggregate Revolving Commitments, (D) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the pro forma Used Vehicle Floorplan Borrowing Base or the Aggregate Used Vehicle Floorplan Commitments and (E) the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, in each case, after giving effect to such Disposition.
(iii)    Dispositions of equipment and other property which is obsolete, worn out or no longer used in or useful to such Person’s business, all in the ordinary course of business;
(iv)    Dispositions occurring as the result of a casualty event, condemnation or expropriation;
(v)    Dispositions in any year of other property, assets (including capital stock of its Subsidiaries and Affiliates) or businesses of the Company not otherwise permitted by clauses (a)(i) through (iv) of this Section 7.04(a); provided that the Net Cash Proceeds (excluding income taxes reasonably estimated to be actually payable within two years of the date of such Disposition as a result of any gain recognized in connection therewith) realized from such Disposition in any applicable year in excess of ten percent (10%) of the tangible assets of the Company as of the beginning of such year are either reinvested within one (1) year in useful assets or used to repay the Obligations, or, with the consent of the Administrative Agent, other senior Indebtedness (without any permanent reduction of any applicable Commitments);
(vi)    Dispositions pursuant to Qualified Sale/Leaseback Transactions so long as no Event of Default exists under Section 8.01(b) or (e);
(vii)    Dispositions of chattel paper, Accounts arising from the wholesale of parts and accessories, and retail sales contracts, in each case in arms-length transactions for fair value in the ordinary course of business;
(viii)    As permitted in Section 7.03; and
(ix)    Dispositions of assets (i) by the Company to any Syndicated Loan Party, (ii) by any Subsidiary to the Company or any Syndicated Loan Party, or (iii) by any Subsidiary that is not a Syndicated Loan Party to another Subsidiary that is not a Syndicated Loan Party; provided, however, that if the recipient of such assets would be a Restricted Subsidiary (after giving effect to such Disposition), such recipient shall be a Subsidiary Guarantor;
provided, that in the case of a Disposition pursuant to clause (a)(ii), (iv), (v) or (vi), (i) if the aggregate expected Disposition Proceeds of such Disposition are greater than $50,000,000, the

Company shall have given notice to the Administrative Agent stating the proposed date of such Disposition and the expected amount of Disposition Proceeds, and (ii) if the aggregate expected Disposition Proceeds of such Disposition are greater than $75,000,000, (y) the Company shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Disposition and all other Dispositions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Disposition, as evidenced by a Pro Forma Compliance Certificate, delivered simultaneously with such pro forma historical financial statements. The Revolving Borrowing Base or Used Vehicle Floorplan Borrowing Base (as applicable) shall not change as a result of such Disposition until such Disposition actually occurs, and the Company and its Subsidiaries shall promptly notify the Administrative Agent when such Disposition occurs or if the date of such Disposition or amount of such Disposition Proceeds has changed or is expected to change.
(b)    Permit any Disposition (whether in one or a series of transactions) of any Financed Property or any portion of any Financed Property, or enter into an agreement to do so, except Permitted Financed Property Dispositions.
Notwithstanding anything to the contrary contained in this Section 7.04, neither the Company nor any Subsidiary may make any Disposition (other than, to the extent constituting a Disposition, any Investment in any Designated Escrow Subsidiary permitted under Section 7.05) to any Designated Escrow Subsidiary during the term of this Agreement.
7.05    Investments
. Make or permit to exist any Investment in any Person, except for:
(a)    Permitted Acquisitions;
(b)    extensions of credit in the nature of Accounts or notes receivable and/or chattel paper arising from the sale of goods and services in the ordinary course of business;
(c)    shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;
(d)    Investments in securities maturing within two (2) years and issued or fully guaranteed or insured by the United States of America or any state or agency thereof;
(e)    Investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and P-1 from Moody’s;
(f)    Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the Laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, or any Lender;
(g)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (d) above and entered into with a financial institution satisfying the criteria described in clause (f) above;
(h)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated or invest solely in the assets described in clauses (e) through (g) above and (iii) have portfolio assets of at least $5,000,000,000; and

(i)    Investments to the extent the payment for such Investment is made solely with Equity Interests of the Company;
(j)    Investments in seller-financed notes and retail sales contracts in connection with Vehicles; provided that the sum of (i) such Investments described in this Section 7.05(j) (on a gross basis excluding any reserves), plus (ii) the aggregate face amount of Indebtedness permitted under Section 7.01(n) shall not exceed $35,000,000 at any time;
(k)    Investments in (including loans to) the Company or wholly-owned Subsidiaries that are Subsidiary Guarantors;
(l)    Investments in (including loans to) Subsidiaries that are not Subsidiary Guarantors (including any equity Investments in any Captive Insurance Company to meet the insurance capital requirements of such Captive Insurance Company to the extent required by applicable law or regulation) in an aggregate amount of not more than $50,000,000 during the term of this Agreement;
(m)    Investments in an aggregate amount which, together with the aggregate amount of Restricted Payments made by the Company pursuant to Section 7.10(a)(i), shall not exceed the 7.10(a)(i) RP Basket Limit at the time of each such Investment, subject to satisfaction of the conditions set forth in the definition of 7.10(a)(i) RP Basket Limit;
(n)    without counting against the 7.10(a)(i) RP Basket Limit set forth in Section 7.10(a)(i) below, the Company may make other Investments so long as the Consolidated Total Leverage Ratio is no greater than 3.00 to 1.00 (determined on a pro forma basis after giving effect to such Investment and any other Investment made on such date or at any time after the Applicable Four-Quarter Period);
(o)    Investments in fixed or floating rate demand notes issued by original equipment manufacturers (or their captive finance companies), in each case with a credit rating of at least A- from S&P and A3 from Moody’s; and
(p)    other Investments in an aggregate outstanding amount of not more than $75,000,000 during the term of this Agreement.
Notwithstanding anything to the contrary contained in this Section 7.05, neither the Company nor any Subsidiary may make any Investment in any Designated Escrow Subsidiary during the term of this Agreement other than Investments otherwise permitted by this Section 7.05 that do not exceed an aggregate amount necessary to pay (i) the administrative expenses of any Designated Escrow Subsidiary in the ordinary course of business and (ii) interest and premiums in respect of the Indebtedness incurred by such Designated Escrow Subsidiary.
7.06    Transactions with Affiliates
. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to any transaction between or among the Company or any Subsidiary Guarantor and any other Subsidiary Guarantor or Subsidiary Guarantors.
7.07    Other Agreements
. Enter into any agreement containing any provision which would be violated or breached by the Company’s or such Subsidiary’s performance of its Obligations hereunder or under any Loan Document delivered or to be delivered by the Loan Parties hereunder or in connection herewith, except for any such agreement the violation or breach of which would not reasonably be expected to have a Material Adverse Effect.

7.08    Fiscal Year; Accounting
. (a) Change its fiscal year or (b) change its method of accounting (other than, in the case of clause (b), immaterial changes and methods and changes authorized or required by GAAP or permitted by Section 1.04(b)).
7.09    Pension Plans
. Permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan, or engage in, or permit to exist or occur any other condition, event or transaction with respect to any Pension Plan which could be expected to have Material Adverse Effect.
7.10    Restricted Payments and Distributions.
(a)    Restricted Payments. Declare or make any Restricted Payment, except that the Company or any Subsidiary of the Company may pay dividends to the Company (directly or indirectly) or to another Subsidiary Guarantor that is a wholly-owned Subsidiary of the Company at any time, and may also make the following Restricted Payments, provided that, (x) immediately after giving effect to the declaration of any dividend, and the payment of any Restricted Payment, there exists no Default under Section 8.01(a) or (f), and no Default under Section 8.01(a) or (f), or Section 8.03(a) or (g) of the Syndicated Credit Agreement, and (y) after giving pro forma effect to the declaration of any dividend and the payment of any Restricted Payment made pursuant to clause (i), (ii), (iii), (iv) or (vi) below, the Company is in Pro Forma Compliance with the covenants contained in Section 7.11:
(i)    the Company may declare and pay cash dividends on its capital stock and may purchase shares of its capital stock; provided that, at the time of any such cash dividend payment or share purchase and after giving effect to such cash dividend payment or share purchase, the sum of (A) the aggregate amount payable or paid in respect of all cash dividends by the Company or shares purchased by the Company (other than shares purchased pursuant to clause (ii) below) on or after June 30, 2019 plus (B) the aggregate amount of Investments made by the Company on or after June 30, 2019 pursuant to Section 7.05(m), shall not exceed the sum of (x) $642,000,000 plus (or minus if negative) (y) one-half (1/2) of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on July 1, 2019 up to the end of the Company’s most recent fiscal quarter for which internal financial statements have been delivered to the Administrative Agent plus (z) 100% of the aggregate Net Cash Proceeds received by the Company after July 1, 2019 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company or from the issue or sale of convertible or exchangeable preferred stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests, preferred stock or debt securities sold to a Subsidiary of the Company and other than any contribution by a Subsidiary) (the product described above at any time being referred to herein as the “7.10(a)(i) RP Basket Limit”);
(ii)    without counting against the 7.10(a)(i) RP Basket Limit set forth in Section 7.10(a)(i) above or restricting the Restricted Payments permitted to be made by Section 7.10(a)(iii), the Company and its Subsidiaries may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any such Subsidiaries in an aggregate amount not to exceed $20,000,000 in any fiscal year;
(iii)    without counting against the 7.10(a)(i) RP Basket Limit set forth in Section 7.10(a)(i) above or restricting the Restricted Payments permitted to be made by Section 7.10(a)(ii), the Company may make other Restricted Payments so long as the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries on a consolidated basis is no greater than 3.0 to 1 (determined on a pro forma basis for the most recently ended four full fiscal quarters for which internal financial statements have been delivered to the Administrative Agent prior to such Restricted Payment);

(iv)    the Company may declare and pay stock dividends directly or indirectly;
(v)    the Company may repurchase Equity Interests deemed to occur upon the exercise of stock options if those Equity Interests represent all or a portion of the exercise price of those options
(vi)    the Company may repurchase fractional shares arising out of stock dividends, splits or combinations or business combinations; and
(vii)    the Company may pay any dividend or distribution on, or redemption of, Equity Interests pursuant to clause (i) within 60 days after the date of declaration or notice thereof, if at the date of declaration or the giving of notice, the payment would have complied with the provisions of this Agreement.
(b)    Distributions. Distribute any funds from any depository account of the Company or a Borrower to any Borrower with respect to which any Event of Default under Section 8.01(e) exists, except to the extent necessary to cure such Event of Default.
Notwithstanding anything to the contrary contained in this Section 7.10, neither the Company nor any Subsidiary may make any dividend or other Restricted Payment to the Designated Escrow Subsidiary during the term of this Agreement.
7.11    Financial Covenants.
(a)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, to be less than 1.20 to 1.00.
(b)    Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio, as of the end of any fiscal quarter, to be more than 5.75 to 1.00.
7.12    Change in Nature of Business
. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.13    Use of Proceeds
. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.14    Burdensome Agreements
. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the Syndicated Credit Agreement or any other Syndicated Loan Document) that
(a)    limits the ability (i) of any Subsidiary (other than any Designated Escrow Subsidiary) to pay dividends to any Loan Party or to otherwise transfer property to any Loan Party, (ii) of any Subsidiary Guarantor to Guarantee the Obligations or (iii) of any Borrower to create, incur, assume or suffer to exist Liens on the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties; provided, however, that (W) clause (i) shall not prohibit any Subsidiary from complying with minimum capitalization, working capital, net worth or financial ratios imposed by or pursuant to any Franchise Agreement or Framework Agreement, (X) clauses (i) and (iii) shall not prohibit any negative pledge or restriction on transfer incurred or provided in favor of any holder of secured Indebtedness permitted hereunder (including Permitted Floorplan Indebtedness and Permitted Real Estate Debt) solely to the extent any such negative pledge or restriction on transfer relates to the property financed by or securing such Indebtedness, (Y) clauses (i) and (iii) shall not prohibit customary restrictions on assignments, subletting or other transfers contained in the documents governing Permitted Sale/Leaseback Transactions or in other leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property subject to such Qualified Sale/Leaseback Transaction, lease, license or other agreement) and (Z) clause (i), (ii) and (iii) shall not prohibit provisions contained in the Indentures on the date hereof or provisions contained in any indenture governing any unsecured senior notes issued by the Company which notes are permitted hereunder, provided that such provisions are no more restrictive on the Company or any Subsidiary than those contained in the Indentures on the date hereof; or
(b)    requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.
7.15    [Reserved]
.  ~~.~~
7.16    Prepayments, etc. of Subordinated Indebtedness
. Voluntarily prepay, redeem, purchase, defease, settle in cash or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Indebtedness, other than prepayments of Subordinated Indebtedness made in order to effect a refinancing of such Subordinated Indebtedness by other Indebtedness that is permitted under Section 7.01 of this Agreement, (each such prepayment, redemption, purchase, defeasement, settlement or satisfaction referred to as a “Subordinated Indebtedness Prepayment”), except that the Company may make Subordinated Indebtedness Prepayments permitted to be made by the documentation governing such applicable Subordinated Indebtedness so long as (i) (A) both immediately prior to any such Subordinated Indebtedness Prepayment and after giving effect to such Subordinated Indebtedness Prepayment no Default or Event of Default shall exist and (B) the aggregate amount of such Subordinated Indebtedness Prepayments does not exceed $75,000,000 during any fiscal year or (ii) both immediately prior to any such Subordinated Indebtedness Prepayment and after giving effect to such Subordinated Indebtedness Prepayment: (X) no Default or Event of Default shall exist, (Y) the Company and its Subsidiaries shall be in Pro Forma Compliance, and (Z) the Pro Forma Prepayment Test Amount is equal to or greater than $150,000,000 on a pro forma basis for the fiscal quarter during which such Subordinated Indebtedness Prepayment is made and each of the next three fiscal quarters (as evidenced, in the case of clauses (Y) and (Z), by a Pro Forma Compliance Certificate and a Prepayment Test Amount Certificate submitted not less than 5 Business Days and not more than 90 days prior to the date of any such Subordinated Indebtedness Prepayment), in which case, such Subordinated Indebtedness Prepayments pursuant to this clause (ii) may be made in an amount of up to the difference (if a positive number) between such Prepayment Test Amount (as measured prior to giving effect to such Subordinated Indebtedness Prepayment) and $150,000,000.
7.17    [Intentionally Omitted].
7.18    Perfection of Deposit Accounts. Without the prior written consent of the Administrative Agent, permit any Person (other than the Revolving Administrative Agent) to obtain any deposit account control agreement (or otherwise perfect any Lien) in respect of any deposit account of the Company or any other Loan Party, other than a deposit account control agreement entered into with the agent, trustee or other secured party in respect of any Indebtedness that is permitted under this Agreement to be secured by a Lien on all or any portion of the Collateral constituting deposit accounts, in each case to the extent that, at all times prior to a Removal Event, the Revolving Administrative Agent is also a party thereto.
7.19    Acquisitions. Consummate any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, (iii) [intentionally omitted]; (iv) if the aggregate Cost of Acquisition of such Acquisition is greater than $50,000,000, the Company shall have given thirty (30) days’ notice to the Administrative Agent stating the proposed date of such Acquisition and the expected Cost of Acquisition, (v) if the aggregate Cost of Acquisition of such Acquisition is greater than $115,000,000, (y) the Company shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Acquisition, as evidenced by a Pro Forma Compliance Certificate, Pro Forma Revolving Borrowing Base Certificate and Pro Forma Used Vehicle Floorplan Borrowing Base Certificate delivered simultaneously with such pro forma historical financial statements, and (vi) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary). Nothing in this Section 7.19 shall alter any obligation of the Company or any applicable Subsidiary, to comply with the provisions of Section 6.14, subject to any applicable grace period set forth in Section 6.14.
7.20    Amendments of Organizational Documents
. Amend its Organizational Documents in a manner that could reasonably be expect to (a) impair the enforceability of any Loan Document in any material respect or the perfection or priority of any Lien created thereunder, (b) impair in any material respect its ability to perform its obligations under the Loan Documents or (c) otherwise have a Material Adverse Effect.
7.21    Sanctions
. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.
7.22    Anti-Corruption Laws
. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
7.23    Leases
. Permit any Person to occupy, lease or sublease any Financed Property except (a) pursuant to a Lease that is not a Material Lease and (b) pursuant to a Lease of a Financed Property to a Subsidiary that has executed and delivered to the Administrative Agent a Subordination and Attornment agreement in substantially the form of Exhibit H (each a “Subordination and Attornment Agreement”) and has joined the Subsidiary Guaranty and provided to the Lender the documents required by Section 6.14.
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default
. Any of the following shall constitute an Event of Default (each an “Event of Default”):
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan, or (ii) within five (5) days after the same becomes due, any interest on any Term Loan, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. The Company or any other Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), (b), (c) or (d), 6.03, 6.05 (as it relates to maintenance of existence), 6.10, 6.11, 6.14 or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) The Company or any other Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts and Indebtedness under the Syndicated Credit Agreement) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event, after giving effect to any amendments or waivers in respect thereof, is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Loan Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such other Loan Party as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) The Company or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)    Judgments. There shall be entered against the Company or any other Loan Party (i) one or more judgments or decrees in excess of the Threshold Amount in the aggregate at any one time outstanding for the Company and all other Loan Parties or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which such judgment is not satisfied and a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, excluding (in the case of clause (i)) those judgments or decrees for which and to the extent that the Company or any such other Loan Party is insured and with respect to which the insurer has not contested or denied responsibility in writing (subject to usual deductibles); or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof or as a result of the failure of the Administrative Agent or the Lenders to file UCC financing statements or UCC continuation statements) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument subject only to Mortgage Permitted Liens; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Default Under Syndicated Credit Agreement. Any “Event of Default” specified in the Syndicated Credit Agreement exists, after giving effect to any waiver or amendment thereof under the Syndicated Credit Agreement (it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the Syndicated Credit Agreement).
8.02    Remedies Upon Event of Default.
(a)    If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(i)    declare the Commitment of each Lender to make Term Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
(iii)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company or any Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Term Loans shall automatically terminate and the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
(b)    In addition to the foregoing, if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:

(i)    foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral, or
(ii)    take any action to perfect or preserve the rights of the Administrative Agent with respect to any Collateral, including filing any appropriate claim or document with respect to any Collateral in any proceeding under any Debtor Relief Law.
8.03    Application of Funds
. After the exercise of remedies provided for in this Article VIII (or after the Term Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall subject to Section 2.12, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal or interest on the Term Loans) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to payment of that portion of the Obligations constituting Obligations then owing under Secured Hedge Agreements, ratably among the Hedge Banks in proportion to the respective amounts described in this clause Fifth payable to them;
Sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law;
provided that, Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank. Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
ARTICLE IX. ADMINISTRATIVE AGENT
9.01    Appointment and Authority
.
(a)    Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02    Rights as a Lender
. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company, any other Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions
. The Administrative Agent, or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Company or any of the other Borrowers or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent
. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties
. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non- appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent
.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan

Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
9.07    Non-Reliance on Administrative Agent, Arranger and Other Lenders
. Each Lender expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08    No Other Duties, Etc
. Anything herein to the contrary notwithstanding, none of the Bookrunner or Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
9.09    Administrative Agent May File Proofs of Claim; Credit Bidding
. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company or any other Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters
. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) to release any Lien on property that is being removed from the Property Pool in connection with a Collateral Removal or a Collateral Substitution permitted hereunder, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)    to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(a)(ii).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien purported to be created by the Security Instruments, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Secured Hedge Agreements
. Except as otherwise expressly set forth herein or in any Guaranty or any Security Instrument, no Lender or Affiliate of a Lender party to a Related Swap Agreement that obtains the benefit of the provisions of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Related Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender, as the case may be.
9.12    Certain ERISA Matters
.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13    Recovery of Erroneous Payments
. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X. MISCELLANEOUS
10.01    Amendments, Etc
. Subject to Section 3.03(c) and the last paragraph of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the

Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a), Section 4.02(a) or Section 4.03(c) without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Term Loan Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be required to postpone any date fixed for any mandatory prepayment of principal of any Term Loan or interest accrued on such principal amount;
(d)    reduce the principal of, or the rate of interest specified herein on, any Term Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Term Loan or to reduce any fee payable hereunder;
(e)    change Section 2.10 or Section 8.03 in a manner that would alter the pro rata payments or pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)    release the Company from the Company Guaranty or release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender;
(h)    release all or substantially all of the Collateral in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender;
(i)    except as expressly permitted by Section 9.10 and otherwise as expressly permitted by this Agreement, (i) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation or (ii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, without the prior written consent of each Lender directly affected thereby;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Term Loans may not be extended, the rate of interest on any of its Term Loans may not be reduced and the principal amount of any of its Term Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
    Notwithstanding anything to the contrary contained in this Section 10.01, (y) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Company and Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement, and (z) Administrative Agent and the Company may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein or (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Credit Parties.
Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company, a Borrower, any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpMl messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Company (for itself and on behalf of the other Borrowers) and the Administrative Agent, may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company or the Administrative Agent, as applicable. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company and each Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03    No Waiver; Cumulative Remedies; Enforcement
. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.10), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Company and each Borrower (jointly and severally) shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one law firm acting as outside counsel for the Administrative Agent and one law firm acting as local counsel in each jurisdiction where necessary, the costs of appraisals, environmental reports and reviews thereof, title work, recording fees, recording taxes and the costs of any other Real Estate Support Documents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Term Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.
(b)    Indemnification by the Borrowers. The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of (i) one counsel for the Administrative Agent and Bank of America, as Arranger, taken together, (ii) one counsel for the Lenders, taken together, (iii) if the Administrative Agent deems it necessary, one local counsel in each relevant jurisdiction, and (iv) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (i) through (iii) above, one additional counsel for each group of affected persons similarly situated, taken as a whole (which in the case of clause (iii) will, if the Administrative Agent deems it necessary, allow for up to one additional counsel in each relevant jurisdiction)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Commitment or Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company, any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Company, any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) arise out of a dispute solely between or among Indemnitees that does not involve an act or omission by any Loan Party or any Loan Party’s Affiliates, other than any action, suit, proceeding or claim against any Indemnitee in its capacity or in fulfilling its role as an agent, arranger or similar role under hereunder or under any other Loan Document. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Company or any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Company nor any Borrower shall assert, and each of the Company and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Term Loan Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside
. To the extent that any payment by or on behalf of the Company or any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Term Loans at the time owing to it (such Lender’s portion of Term Loans, Commitments and risk participations being referred to in this Section 10.06 as its “Applicable Share”); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Term Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans and Commitments assigned; and each assignment (whether partial or total) shall be allocated on a pro rata basis among the assigning Lender’s Term Loans and Commitments under each of the Facilities.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or (C) any competitor of the Company which has been identified in writing by the Company in a document that has been posted on a site maintained by the Administrative Agent and available to all of the Lenders prior to assignor’s and assignee’s execution of the applicable Assignment and Assumption (any such Person, a “Competitor”), or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company investment vehicle or trust for, or owned and operated for the primary benefit of a natural person). The Administrative Agent shall have no responsibility for determining whether any assignee is a Competitor.
(vi)    Representation Regarding Competitors. The Assignment and Assumption shall contain a representation and warranty (A) from the assignor that the assignee is not a Competitor and (B) from the assignee that it is not primarily engaged in the business of owning or operating automobile dealerships.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Company, any Borrower or the Administrative Agent, sell participations to any Person (other than (w) a Defaulting Lender, (x) a natural person or a holding company investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, (y) the Company or any of the Company’s Affiliates or Subsidiaries or (z) any competitor of the Company which has been identified in writing by the Company in a document that has been made available to all of the Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation. The Administrative Agent shall have no responsibility for determining whether any Participant is a competitor.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and shall contain a representation and warranty (A) from the Lender selling the participation that the prospective participant is not a Competitor and (B) from the prospective participant that it is not primarily engaged in the business of owning or operating automobile dealerships; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.05 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.05 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
10.07    Treatment of Certain Information; Confidentiality
. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Administrative Agent and each of the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff
. If an Event of Default shall have occurred and be continuing, each Lender, and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09    Interest Rate Limitation
. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness
. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties
. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12    Severability
. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders
. If the Company or any other Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.05, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO

IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial
. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility
. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) each of the Company and the other Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Company and the other Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Company, any other Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the other Borrowers and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Company, any other Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and the other Borrowers hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution; Electronic Records; Counterparts
. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing (including without limitation Assignment and Assumptions, amendments or other modification modifications, Loan Notices, waivers and consents), may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii)

waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.18    USA Patriot Act
. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company and the other Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company and the other Borrowers, which information includes the name and address of the Company and the other Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and each other Borrower in accordance with the Patriot Act. The Company and each other Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
10.19    Designated Senior Debt
. Each party acknowledges and agrees that the Indebtedness under the Loan Documents is “Designated Senior Debt” (or any similar term) under, and as defined in any agreements evidencing Subordinated Indebtedness.
10.20    Keepwell
. Each Borrower that is a Qualified ECP Guarantor at the time the joint and several liability of any Specified Loan Party, or any Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrower’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.22    Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
COMPANY:
ASBURY AUTOMOTIVE GROUP, INC.
By:
Typed Name:    Karen Reid
Typed Title:    Vice President, Corporate FP&A
and Treasurer

BORROWERS:
ASBURY DALLAS MB, LLC
ASBURY FORT WORTH MB, LLC
ASBURY ARLINGTON MB, LLC
ASBURY DALLAS VOL, LLC
ASBURY TX AUCTION, LLC
ASBURY AUTOMOTIVE TEXAS L.L.C.

By:
Typed Name:    Karen Reid
Typed Title:    Treasurer

Asbury Automotive Group, Inc.
REAL ESTATE CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Typed Name:
Typed Title:

BANK OF AMERICA, N.A.,
as a Lender
By:
Typed Name:
Typed Title:

Asbury Automotive Group, Inc.
REAL ESTATE CREDIT AGREEMENT
Signature Page

SCHEDULE 1.01(C)
Financed Properties
Schedule 1.1(C) - Page 1

Owner/ Borrower	Dealership	Address	Tax Parcel No.	Adjusted FIRREA Appraisal Value	Portion of Term Loan Attributable to Property
Asbury Dallas MB, LLC	Mercedes-Benz of Dallas	6120 Peeler St., Dallas, TX	00000429781000100	$31,000,000	$28,560,000
		6219 Peeler St., Dallas, TX	00571700010030000
		6214 Cedar Springs Rd., Dallas, TX	005717000A0030000
		3333 Atwell St., Dallas, TX	00000429697000000
		3316 Atwell St., Dallas, TX	00000429727000000
Asbury Automotive Texas L.L.C.	Mercedes-Benz and Porsche of Dallas	6113 and 6107 Lemmon Ave., Dallas, TX	005715000C0010000	$80,000,000	$68,000,000
Asbury Fort Worth MB, LLC	Mercedes-Benz of Fort Worth	5601 Bryant Irvin Rd., Fort Worth, TX	40734919	$37,000,000	$31,450,000
		5751 Bryant Irvin Rd., Fort Worth, TX	41718879
		5760 Bryant Irvin Rd., Fort Worth, TX	41019741
Asbury Arlington MB, LLC	Mercedes-Benz of Arlington	4201 Beltway Pl., Arlington, TX	41717406	$33,000,000	$28,050,000
Asbury Dallas VOL, LLC	Volvo Dallas	3515 Inwood Rd., Dallas, TX	00569600020020000	$12,700,000	$10,795,000
		6262 Cedar Springs Rd., Dallas, TX	00000429757000000
Asbury TX Auction, LLC	Park Place Auto Auction	4422 W. Plano Pkwy., Plano, TX	2674011	$12,800,000	$10,880,000
		4428 W. Plano Pkwy., Plano, TX	2734260
Asbury Automotive Texas L.L.C.	Corporate	350 Phelps Dr., Irving, TX	32257630000000000	$7,800,000	$6,630,000
Schedule 1.01(C) - Page 2